Exhibit 10.9

CONSENT TO SUBLEASE AGREEMENT

THIS CONSENT TO SUBLEASE AGREEMENT (this “Agreement”) is made as of April 21, 2016, by and among BRITANNIA GATEWAY II LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), SOLAZYME, INC., a Delaware corporation (“Tenant”), and AUDENTES THERAPEUTICS, INC., a Delaware corporation (“Subtenant”).

R E C I T A L S

A. Reference is hereby made to that certain Lease dated July 22, 2014, between Landlord and Tenant (the “Lease”), for certain premises (the “Premises”) comprised of the entire rentable area in the buildings located at 201 Gateway Boulevard (the “201 Building”) and 225 Gateway Boulevard (the “225 Building”), in South San Francisco, California (collectively, the “Buildings”).

B. Pursuant to the terms of Article 14 of the Lease, Tenant has requested Landlord’s consent to that certain Sublease dated April 21, 2016, between Tenant and Subtenant (the “Sublease”), with respect to a subletting by Subtenant of a portion of the Premises in the 201 Building, as more particularly described in the Sublease (the “Sublet Premises”). A copy of the Sublease is attached hereto as Exhibit A. Landlord is willing to consent to the Sublease in the terms and conditions contained herein.

C. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

A G R E E M E N T

1. Landlord’s Consent. Landlord hereby consents to the Sublease; provided, however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease. Subtenant acknowledges for the benefit of Landlord that Subtenant accepts the Sublet Premises in their presently existing, “as-is” condition vis-a-vis Landlord (i.e., Subtenant may be subject to delivery conditions under the terms of the Sublease) and that Landlord has made no representation or warranty to Subtenant as to the compliance of the Sublet Premises with any law, statute, ordinance, rule or regulation. Tenant and Subtenant hereby represent and warrant to Landlord that the copy of the Sublease attached hereto is a full, complete and accurate copy of the Sublease, and that there are no other documents or instruments relating to the use of the Sublet Premises by Subtenant other than the Sublease.

2. Reimbursement of Landlord. Within thirty (30) days after invoice, Tenant shall reimburse Landlord all of Landlord’s reasonable costs and expenses incurred in connection with its review and consent of the Sublease and preparation and negotiation of this Agreement, not to exceed Three Thousand and 00/100 Dollars ($3,000.00).

3. Non-Release of Tenant; Further Transfers. Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant or by the Subtenant, or to any assignment by Tenant of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party. Landlord may consent to subsequent sublettings and assignments of the Lease or the Sublease or any amendments or modifications thereto without notifying Tenant nor anyone else liable under the Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises. Notwithstanding the foregoing, Landlord agrees that the provision of Section 14.8 of the Lease shall apply as to Subtenant.

4. Relationship With Landlord. Tenant hereby assigns and transfers to Landlord the Tenant’s interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 4. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant’s obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant shall default in the performance of its obligations to Landlord under the Lease (whether or not Landlord terminates the Lease), Landlord may at its option by notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 4.1, below, or (iii) elect to succeed to Tenant’s interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 4.2, below; provided, however, Landlord may only exercise its rights under subparts (i) and (iii) if the Lease is terminated.

4.1 Landlord’s Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 4, item (ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to

Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

4.2 Landlord’s Election of Tenant’s Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 4, item (iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one month’s rent or any security deposit paid by Subtenant unless actually received by Landlord, (ii) be liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease other than defaults that continue after the attornment (provided that Landlord shall be responsible only for the portion of the default continuing after the attornment), (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.

4.3 Operational Matters. Notwithstanding Landlord’s consent to the Sublease as set forth herein, Landlord shall not be obligated to accept from Subtenant any payments of Base Rent or Additional Rent due under the Lease, all of which shall be paid by Tenant as set forth in the Lease. Requests for Building services as provided under the Lease, including without limitation, parking privileges, repair and maintenance services, or any other services or obligations to be performed by Landlord under the terms of the Lease, shall be made by Tenant, and Landlord shall have no obligation to respond to any direct request of Subtenant regarding the same.

4.4 No Waiver. The acceptance of any amounts by Landlord from Subtenant or any other party shall not be deemed a waiver by Landlord of the obligation of Tenant to pay any or all amount due and owing under the Lease. The performance of any obligation required by Tenant under the Lease by Subtenant or any other party shall not be deemed a waiver by Landlord of the duty of Tenant to perform such obligation or any other obligation as to which performance is or becomes due under the Lease.

4.5 Acts of Subtenant. Any act or omission by Subtenant, or by any other person or entity for whose acts or omissions Tenant is liable or responsible under the terms of the Lease, that violates any of the provisions of the Lease, shall be deemed a violation of the Lease by Tenant, subject to any applicable notice and cure provisions contained in the Lease.

4.6 Indemnification. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord Parties, or Landlord’s breach of its obligations under the Lease, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or by other persons claiming through Subtenant. Tenant shall indemnify, defend, protect, and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such person, in, on or about the Building, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord, or the Landlord Parties, or Landlord’s breach of its obligations under the Lease. The provisions of this Section 4.6 shall survive the expiration or sooner termination of the Sublease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

4.7 Insurance. Prior to Subtenant’s occupancy of the Sublet Premises, Subtenant shall provide Landlord with certificates of all of the insurance required to be carried by Subtenant by the terms of the Sublease. The liability insurance certificates shall show Landlord as being an additional insured thereunder. The waiver of subrogation contained in Section 10.5 of the Lease shall apply as between Landlord and Subtenant.

4.8 No Consent to Alterations or Particular Use. Notwithstanding anything contained in the Sublease to the contrary, Landlord’s consent to the Sublease as contained in this Agreement shall not be deemed to be a consent to (i) any alteration or work of improvement that Tenant or Subtenant may desire or intend in the Sublet Premises, (ii) any use of hazardous, radioactive or toxic materials in or about the Sublet Premises except those listed in Attachment D of the Sublease, [Note: Landlord must approve Attachment D to the Sublease prior to execution of this Consent] or (iii) any signage proposed to be installed for the benefit of Subtenant except that Landlord approves of the general location of Subtenant’s identification signage in the lobby of the 201 Building (“Lobby Signage”), provided that the Lobby Signage shall be considered “Tenant Signage” under the Lease and shall remain subject to Landlord’s approval rights (including with respect to the exact location within the lobby) with respect to Tenant Signage under Article 23 of the Lease.

5. General Provisions.

5.1 Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.

5.2 Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant agrees to protect, defend indemnify and hold Landlord harmless from and against the same and from any cost or expense (including, but not limited to, attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

5.3 Recapture. This consent shall in no manner be construed as limiting Landlord’s ability to exercise any rights to recapture any portion of the Premises, as set forth in the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

5.4 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

5.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

5.6 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

5.7 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

5.8 Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.

“Landlord”

BRITANNIA GATEWAY II LIMITED PARTNERSHIP, a Delaware limited partnership

By:	HCP Biotech Gateway Incorporated, its General Partner

	By:	/s/ Jonathan M. Bergschneider
	Name:	Jonathan M. Bergschneider
	Its:	Executive Vice President

“Tenant”

SOLAZYME, INC., a Delaware corporation

By:	/s/ illegible

	Its:	COO/CFO

“Subtenant”

AUDENTES THERAPEUTICS, INC., a Delaware corporation

By:	/s/ David Nagler

	Its:	SVP HR & CORP AFFAIRS.

EXHIBIT A

THE SUBLEASE

[See Attached.]

EXHIBIT A

SUBLEASE

This SUBLEASE (“Sublease”) is effective as of April 21, 2016 (“Effective Date”), by and between Solazyme, Inc., a Delaware Corporation (“Solazyme” or “Sublessor”), and Audentes Therapeutics, Inc., a Delaware corporation (“Audentes” or “Subtenant”).

1. BACKGROUND

1.1 Under a lease dated July 22, 2014 (“Master Lease”) by and between Britannia Gateway II Limited Partnership (“Master Lessor” or “Master Landlord”) and Solazyme, a redacted copy of which is attached hereto and incorporated herein as Attachment A, Master Lessor has leased to Solazyme (a) a building located at 201 Gateway Blvd, South San Francisco consisting of approximately forty one thousand, eight hundred and thirty four (41,834) square feet (“201 Building”) and (b) a building located at 225 Gateway Blvd, South San Francisco consisting of approximately sixty four thousand two hundred and forty two (64,242) square feet (“225 Building”) for a period commencing on February 5, 2015 and expiring on January 31, 2018.

1.2 Audentes wishes to sublease from Solazyme and Solazyme wishes to sublet to Audentes certain office and laboratory space located in the 201 Building (the Subleased Premises as defined in Paragraph 2.1a).

1.3 If Audentes wishes to acquire additional services associated with the use of the Subleased Premises beyond those already provided under the terms of this Sublease, or the Master Lease, and Solazyme is willing to provide such services, those services shall be provided pursuant to the terms of a separate agreement to be mutually negotiated.

THE PARTIES AGREE AS FOLLOWS:

2. SUBLEASE

2.1 Conditioned upon receipt of Master Lessor’s written consent as described in Paragraph 24 below, Solazyme hereby subleases to Audentes and Audentes hereby takes from Solazyme the Subleased Premises subject to the provisions set forth below:

a) The area sublet by Audentes subject to this Sublease is the approximately 8,983 rentable square feet of space located on the second floor of the 201 Building (“Subleased Premises”), consisting of the exclusive use area as indicated in Attachment B hereto. The square footage calculation also includes a pro rata allocation of the common space in the 201 Building (including, but not limited to, common entrance and reception areas, the conference/boardroom, server room, common bathrooms, common hallways and common utilities). Audentes shall have access to the Subleased Premises twenty-four (24) hours per day, three hundred and sixty-five (365) days per year.

b) Solazyme hereby also subleases to Audentes a non-exclusive right of access and egress to the Subleased Premises through the common areas of the building and the land and parking area surrounding the building and the non-exclusive right to use common bathrooms and the shipping and receiving areas in the 201 Building.

Audentes shall have the exclusive right to use all of the “Tissue Culture” areas as so marked on Attachment B hereto, unless otherwise notified by Solazyme within ninety (90) days following the Effective Date that another subtenant desires to use a portion of that area, in which event Audentes shall have exclusive right to use one-half of the cell culture area. Audentes shall cooperate with Solazyme and other subtenants in allowing that shared use.

Solazyme shall allow Audentes to use the cubicles and office furniture that are currently in place within the Subleased Premises at no cost to Audentes during the Term (as defined below). Solazyme shall remove all conference room furniture and AV equipment currently in place. Audentes shall be entitled to install its own network equipment in the server/IT room, and use of that area shall be shared on a pro-rata basis by Audentes with Solazyme and with up to two other occupants on the floor. To the extent available, Subtenant shall also have use of the CDA, vacuum and DI Water. CDA, vacuum and DI Water shall be available at all times unless each is under repair or preventative maintenance, and in that case shall be only temporarily unavailable.

3. TERM AND TERMINATION

3.1 The term (“Term”) of this Sublease will commence on the latter to occur of the following: (a) April 1 2016, (b) the date Master Lessor’s consent is received pursuant to Paragraph 24 below and (c) the date Solazyme delivers the Subleased Premises to Audentes substantially in the condition specified in Section 10.2, below (“Commencement Date”).

3.2 This Sublease will expire on January 19, 2018.

3.3 Either party may terminate this Sublease for cause pursuant to any provision of the Master Lease incorporated into this Sublease.

4. ACCESS TO SUBLEASED PREMISES

4.1 Beginning on the Commencement Date, Solazyme shall make available to Audentes the Subleased Premises in order to plan space and (following receipt of Lessors Consent to this Sublease) to set up information technology systems, networks, furniture and equipment. While on the Subleased Premises, Audentes assumes all liability for any acts or omissions by itself, its agents, invitees, and contractors.

5. OCCUPANCY OF THE SUBLEASED PREMISES

5.1 Solazyme will make the Subleased Premises available for Audentes to occupy on the Commencement Date.

6. EXPANSION RIGHTS

NONE

7. RENT AND OTHER AMOUNTS

7.1 Audentes shall pay rent (“Base Rent”) to Solazyme for the Subleased Premises according to the following schedule:

First Two Weeks	Rate/Sq. Ft./Mo.	First Two Weeks Rent
Weeks 1-2	$0.00	$0.00

Each Month After the First Two Weeks	Rate/Sq. Ft./Mo.	Monthly Rent
Mos. 1-12	$3.35	$30,093.05
Mos. 13-End of Term	$3.45	$30,991.35

The Base Rent amounts set forth in this Paragraph 7.1 shall be subject to equitable pro rata adjustment in the event occupancy of the Subleased Premises is not delivered to Subtenant on or before the Commencement Date.

7.2 All Base Rent shall be payable without deduction or offset in advance on the first day of each month during the Term.

8. ADDITIONAL RENT

8.1 Beginning one week after the Commencement Date, and thereafter on the first day of each month, Audentes shall pay to Solazyme, as additional rent, all of the following:

a) Subtenant’s share of the Direct Expenses as provided in Section 4 of the Master Lease. Subtenant’s share shall be equitably apportioned according to its share of the area of the premises, but based upon the Direct Expenses allocable to Building 201 rather than Building 225. Therefore Subtenant’s share of the Direct Expenses under the Master Lease shall be 21.4729645 % of the Direct Expenses payable by Solazyme under the Master Lease which are allocable to Building 201.

b) In addition, Audentes shall pay Solazyme its share, equal to 8.4684565%, of the following additional shared services provided by Solazyme for the entire premises under the Master Lease (Building 201 and Building 225), without markup: security and facilities management services, security systems and janitorial services (for common use areas of hallways and restrooms only), provided to and paid or payable to the provider by Solazyme, as reasonably determined and invoiced by Solazyme. Notwithstanding the foregoing, in the event such services are provided by Sublandlord or its affiliate, subsidiary or parent entity, the cost of such services shall not exceed the costs which would be incurred for the same if provided by an unaffiliated third party on a competitive basis.

c) In addition, Audentes shall pay Solazyme its share of utility services (water, gas, electricity and garbage) which the parties agree shall be calculated proportional to the area of the subleased premises as if it were a part of and by comparison to the utility services provided to the adjacent Building 225 (in order to avoid the skewed effects on such costs by reason of Solazyme’s operation of a pilot plant in Building 201). Audentes’s share of such utility services shall be 13.983064% of the corresponding utility costs payable by Solazyme allocable to Building 225.

d) Solazyme estimates that Subtenant’s share of the Direct Expenses payable to the Landlord is currently $8,937 per month, and Subtenant’s share of the cost of such utilities and shared services provided by Solazyme and payable by Audentes is currently $11,063 per month, but such amounts will change year to year based upon the actual costs incurred. Solazyme will endeavor to give to Audentes no later than June 1st of each calendar year, an estimate of the amount of all such additional rent and expenses for the forthcoming year, and Audentes shall pay the estimated amount in advance on a monthly basis during the Sublease Term. Solazyme shall endeavor to provide to tenant no later than July 1st of each calendar year a statement of actual additional rent and expenses incurred or accrued for the previous calendar year. Audentes shall pay its share of Direct Expenses as and when the same are due and payable to Master Lessor under the Master Lease. Audentes shall be entitled to all credits and will be charged additional rents, if any, given by Master Lessor to Solazyme for Solazyme’s overpayment or underpayment of such amounts.

8.2 In the event an adjustment to the Additional Rent and/or the Direct Expenses (as referenced or defined in the Master Lease) is made by the Master Landlord of the Master Lease, that adjustment shall be passed through to Audentes as an adjustment to the Operating Expenses due Solazyme under this Sublease.

8.3 In addition to the amounts in sections 8.1 and 8.2, Audentes shall pay Solazyme in advance an amount equal to Solazyme’s estimate of its reasonable costs incurred in the event Audentes requests and Solazyme performs improvement, maintenance or repair services to the subleased premises or the equipment therein (including but not limited to the security systems and equipment), and where such services are not already the obligation of Solazyme under this sublease, or require changes or improvements to the premises or equipment from that existing on the Commencement Date. If Solazyme’s actual costs differ from the estimate, an appropriate adjustment and credit or debit shall be made.

8.4 Audentes shall pay Solazyme $10 for each security pass issued to Audentes personnel for access to the Building or the Premises.

9. SECURITY DEPOSIT AND FIRST MONTH’S RENT

9.1 On or before the date of final signature by both parties hereto and receipt of the consent of the Master Landlord to this Sublease, Audentes shall prepay the first month’s Base Rent (Month 1, following the first two weeks after the Commencement Date, as shown in Section 8.1, above) and as security for the full and faithful performance of each provision of this Sublease to be performed by Audentes, deposit with Solazyme a sum equal to three-hundred- (300%) of that first month’s Base Rent (such first month commencing after the initial two week free rent period) (the “Security

Deposit”). The Security Deposit shall be in the form of an irrevocable standby letter of credit, in form reasonably satisfactory to Solazyme. The letter of credit shall in form and substance comply with provisions in the Master Lease (section 21) applicable to the letter of credit provided by Solazyme to Master Landlord thereunder, except that it shall relate to Audentes’s obligations under this Sublease and shall be drawable by Solazyme. Audentes shall furnish proof of such letter of credit at least three (3) days prior to the Commencement Date.

9.2 If Audentes defaults beyond applicable notice and cure periods with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of Base Rent, additional rent or other charges, Solazyme may use, apply or retain all or any part of said Security Deposit for the payment of Base Rent, additional rent or other charges in default; or for the payment of any other amount which Solazyme may spend or become obligated to spend by reason of Audentes’s default. If any portion of the Security Deposit is so used or applied, Audentes shall, within ten (10) days after written demand therefore, deposit cash or an additional letter of credit with Solazyme in an amount sufficient to restore the standby letter of credit to the full amount hereinabove stated, and Audentes’s failure to do so shall be a material breach of this Sublease. If Audentes fully and faithfully performs every provision required by this Sublease, said deposit, or so much thereof as has not theretofore been applied or credited by Solazyme, and the original of any letter of credit provided to Solazyme hereunder, shall be returned to Audentes (or, at Solazyme’s option, to the last assignee of Audentes’s interest hereunder) at the expiration of the term hereof. Neither the making by Audentes of such Security Deposit, nor the application thereof by Solazyme in the manner hereinabove provided, nor draws under any letter of credit held by Solazyme, shall constitute or be construed as a limitation upon the exercise by Solazyme of any other rights or remedies provided to Solazyme under the terms of this Sublease in the event of Audentes’s default. In the event Solazyme sells or assigns Solazyme’s interest in the 201 or 225 Building, Solazyme shall assign said Security Deposit and any such letter of credit held by Solazyme to the purchaser of Solazyme’s interest in the demised premises without liability to Audentes. Solazyme’s obligations with respect to the Security Deposit and any letter of credit are those of a debtor and not a trustee.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 As of the Commencement Date, Solazyme represents that it has no knowledge of any hazardous materials or toxic substances present within the Subleased Premises which have not been removed, but makes no other warranty with respect thereto. It is the sole responsibility of Audentes to conduct such additional environmental review and testing of the Subleased Premises as Audentes deems appropriate to confirm that the premises are free from all such materials and substances prior to taking possession thereof. Notwithstanding the foregoing, Solazyme shall protect, defend, indemnify and hold the Audentes harmless from and against Hazardous Materials Claims (as that term is defined in the Master Lease), which arise out of the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, release or presence of hazardous materials in, on, under or about the Subleased Premises by Solazyme, except to the extent caused by Audentes or its employees, invitees, contractors, and successors. The provisions of this Section 10.1 shall survive the expiration or early termination of this Sublease.

10.2 Solazyme shall otherwise deliver the Subleased Premises in good, clean condition, in compliance with all laws, with the systems (including mechanical, plumbing, electrical, HVAC, fume hoods and back-up emergency power) serving the Subleased Premises in good working order and repair. Solazyme shall, at Solazyme’s sole cost, professionally clean all floors (carpet and tile areas), remove all debris, and clean all surfaces before the Commencement Date. Solazyme shall warrant such systems for sixty (60) days and shall be responsible, at its sole cost, for the repair and replacement of any of the above systems if repairs or replacements to such systems is needed in the 60-day period following the Commencement Date; provided, however, if a repair or replacement is made necessary outside if the 60-day warranty period and the same is Master Landlord’s obligation to repair or replace under the Master Lease, Solazyme shall use commercially reasonable efforts to ensure Master Landlord performs its obligations. Notwithstanding the foregoing Solazyme shall deliver the fume hoods in working condition, certified as clean, and Audentes shall have the sole obligation to thereafter repair, clean or certify such fume hoods.

10.3 Audentes acknowledges that Solazyme regularly performs fermentation activities in its pilot plant located in the 201 Building, and that such fermentation activities may cause the presence of odors in and around the 201 Building. Audentes agrees that it has had the opportunity to perform due diligence with respect to such fermentation activities and odors, and that such activities and odors shall not be a cause for a claim of nuisance or breach of this Sublease or any explicit or implied covenant, including any covenant of quiet enjoyment.

10.4 Except as provided in Paragraphs 10.1 and 10.2 above, the Subleased Premises and any cubicles, furniture, equipment, and fixtures located therein are provided on an “as-is” basis in the condition that the Sublease Premises and such cubicles, furniture, equipment, and fixtures are provided on the Commencement Date of this Sublease, Subleased Premises and any cubicles furniture, equipment and fixtures, located therein are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY EXPRESS OR IMPLIED.

11. USE

11.1 Audentes shall use the Subleased Premises for the purpose of laboratory, research and development, general office purposes, small scale manufacturing and all other approved by the City of South San Francisco and the County of San Mateo. Audentes shall only use the Subleased Premises in a manner consistent with the permitted use and consistent with the requirements and limitations set forth in the Master Lease and for no other purpose without the prior written consent of Master Lessor and Solazyme. In no case shall pets be allowed inside of the 201 Building, except for lawfully designated service animals for the disabled.

11.2 In addition to all duties required under this Sublease, it is expressly understood that Audentes shall be responsible for complying with the provisions of the Master Lease (including Section 5.4 therein) as incorporated herein by Paragraph 17.1 relating to its use of hazardous materials. In no event shall Audentes cause the classification of the 201 Building to be changed from their present classification (Level B). Solazyme hereby consents to Audentes’s use of the hazardous substances listed on Attachment D.

11.3 Solazyme hereby consents to Audentes’s use of the gases listed on Attachment D.

11.4 Any material breach of this Article 11, shall give Solazyme the right to terminate this Sublease upon fifteen (15) days written notice for any material breach remaining uncured for a period of ten (10) days from the date of Solazyme’s initial written notice of Audentes’s breach.

12. SERVICES

12.1 It is expressly understood that no lab or house services, and no gases, will be supplied to the Subleased Premises by Solazyme. Solazyme shall provide to the Subleased Premises electricity, water, HVAC, sewer, janitorial service (for the common hallways and restrooms only) and generator service at levels normally required for the permitted use at Solazyme’s initial cost and expense, subject to reimbursement under Section 8.1 above.

12.2 The electrical system for the premises subject to the Master Lease is currently serviced by a back-up generator UPS system. Audentes shall cooperate with Solazyme to ensure its electrical power use shall not result in the capacity of the back-up generator UPS system being exceeded, considering the system is shared by all occupants of the premises subject to the Master Lease.

13. CONDITION OF SUBLEASED PREMISES; SURRENDER

13.1 Notwithstanding any terms contained herein, it is Audentes’s sole responsibility to place the Subleased Premises in the surrender condition described in Paragraph 13.3 below not later than the last day of the Term, including, but not limited to, covering all costs of decertification and decommissioning required by governmental authority due to any act performed, or materials used, by Audentes. Failure by Audentes to properly tender the Subleased Premises back to Solazyme by the last day of the Term in such condition (including all proper decertifications and decommissionings) will result in additional charges to Audentes including rent for the hold-over period, penalties, hold-over rent and penalties payable by Solazyme to the Master Landlord for the entire premises subject to the Master Lease, and all other charges or remedies administered by the Master Landlord against Solazyme or Audentes.

13.2 Audentes shall provide access to Solazyme beginning on January 1, 2018 in order to allow Solazyme to plan for, and to the extent necessary begin, the restoration of any alterations made to the Subleased Premises by Solazyme, as required by the Master Landlord, provided however no such work by Solazyme shall unreasonably interfere with the operations of Audentes. If Audentes determines that Solazyme’s restoration activities will materially interfere with Audentes’ use of a significant portion of the Subleased Premises then being used by Audentes, Audentes shall have the right to terminate the Sublease early.

13.3 Upon the expiration or termination date of this Sublease pursuant to Paragraph 3.1, Audentes shall surrender to Solazyme the Subleased Premises and all fixtures and equipment supplied by Solazyme in the same condition and repair as received (ordinary wear and tear, damage, maintenance that is not Audentes’s responsibility hereunder, and casualty that Audentes has no obligation to restore or repair excepted), broom-clean, and otherwise in the condition required by the Master Lease and shall repair any damage to the Subleased Premises occasioned by the removal of Audentes’s fixtures and equipment. In no event, however, shall Audentes be required to remove or restore any alterations made, or personal property or trade fixtures installed prior to the Commencement Date. Within fourteen (14) business days of the Commencement Date of this

Sublease, Audentes shall provide Solazyme with a list (“Damage List”) of any defects or damage present in the Subleased Premises, and on the equipment or fixtures as reasonably observable by Audentes. Solazyme shall have fourteen (14) business days to object to any defects or damage present on the Damage List. After the lapse of the fourteen (14) business days from the date following the Commencement Date, Audentes shall be precluded from claiming any apparent patent defect or damage (i.e., a defect or damage that is readily apparent during a walk-through) in the Subleased Premises if such defect or damage was not included on the Damage List. Audentes shall not be precluded from identifying defects or damage that become apparent after such period.

13.4 Upon surrender of the Subleased Premises, Audentes shall warrant that there are no hazardous substances brought onto the Subleased Premises by Audentes or its agents, employees or contractors remaining on the Subleased Premises in excess of levels permitted by applicable law, and shall ensure the premises are decontaminated and decommissioned with respect to Audentes’s use of hazardous substances and a certificate thereof obtained from the County of San Mateo.

14. SUBORDINATION

14.1 This Sublease is subject and subordinate to the Master Lease.

15. INDEMNIFICATION

15.1 Audentes shall indemnify Solazyme and the Master Lessor as provided in Section 10.1 of the Master Lease. The provisions of that Section 10.1 are incorporated herein by reference subject to the following understandings:

a) The term “Tenant” as used in Section 10.1 of the Master Lease shall refer to Audentes.

b) The term “Landlord” as used in Section 10.1 of the Master Lease shall refer to both Solazyme and the Master Lessor.

c) The term “Premises” as used in Section 10.1 of the Master Lease shall refer to the Subleased Premises.

d) The term “Lease Term” as used in Section 10.1 of the Master Lease shall refer to the Sublease Term.

Notwithstanding anything to the contrary herein, Solazyme shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Audentes from, all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses arising and resulting from the gross negligence or willful misconduct of Solazyme or its agents, contractors, licensees or invitees or a material violation of Solazyme’s obligations or representations under this Sublease or the Master Lease.

15.2 In case any action or proceeding is brought against Solazyme or Master Lessor by reason of any action, claim, demand, cost, damages, or expense under Section 10.1 of the Master Lease as incorporated herein but solely in connection with the Subleased Premises during the Sublease Term and except to the extent of the gross negligence or willful misconduct of or material violation of this Sublease or the Master Lease by, Solazyme or Master Lessor, at the request of Solazyme, Audentes shall, at Audentes’s expense, resist or defend such action or proceeding by counsel reasonably approved by Solazyme. For the purposes of this Paragraph 15.2 “Solazyme” and “Master Lessor” shall include any and all officers, directors, employees, parent and subsidiary organizations, agents and affiliates of Solazyme or Master Lessor. This indemnity shall survive the expiration or termination of this Sublease.

15.3 In case any action or proceeding is brought against Audentes by an unaffiliated third party or Master Lessor by reason of any action, claim, demand, cost, damages, or expense arising solely out of the acts or omissions of Solazyme, subject to the understandings set forth in this Paragraph 15.3 and Paragraph 15.4, and except to the extent of the gross negligence or willful misconduct of or violation of this Sublease by, Audentes, Solazyme shall, at Solazyme’s expense, resist or defend such action or proceeding by counsel reasonably approved by Audentes. For the purposes of this Paragraph 15.3 “Audentes” shall include any and all officers, directors, employees, parent and subsidiary organizations, agents and affiliates of Audentes. This indemnity shall survive the expiration or termination of this Sublease.

15.4 It is expressly understood that the Master Lessor has no obligation to indemnify Audentes hereunder or under the terms of the Master Lease.

15.5 Except to the extent due to the negligence, willful misconduct or violation of this Sublease by Solazyme, Audentes shall defend, indemnify and hold Solazyme and Master Lessor harmless from and against any and all third party losses, liabilities, claims, causes of action, damages, costs and expenses (including attorneys’ fees and expert witnesses’ fees) arising from or related to the use of any furniture, equipment, and fixtures supplied by Solazyme.

16. INSURANCE

16.1 Audentes shall procure and maintain in full force and effect at all times during the term of this Sublease, at Audentes’s cost and expense, commercial general liability insurance to protect against any liability to the public, or to any invitee of Audentes, Solazyme or Master Lessor, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Subleased Premises, the 201 Building, or the common areas, with limits of liability of two million dollars ($2,000,000) bodily injury annual limit, and three million dollars ($3,000,000) property damage annual limit. Such insurance shall name each of Solazyme and Master Lessor as additional insured thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Audentes under this Sublease.

16.2 Audentes shall procure and maintain in full force and effect at all times during the term of this Sublease, at Audentes’s cost and expense, fire and “all risk” extended coverage property damage insurance for all alterations, additions, improvements, furniture, fixtures, and equipment installed by Audentes from time to time on or about the Subleased Premises, on a full replacement cost basis. Such insurance may have such commercially reasonable deductibles and other terms as Audentes in its discretion determines to be appropriate.

16.3 The insurance specified in Paragraphs 16.1 and 16.1 shall be primary and not contributing to any insurance available to Master Lessor or Solazyme, and Master Lessor’s or Solazyme’s insurance, if any, shall be excess insurance with respect thereto. Within thirty (30) days of the

Commencement Date, Audentes shall provide a certificate of insurance to Solazyme evidencing such insurance. In the event that Audentes receives a notice of cancellation of such insurance by its insurance carrier, Audentes shall notify Solazyme within two (2) business days of such notice of cancellation.

16.4 It is expressly understood that Audentes shall maintain in full force and effect workers compensation insurance as specified under Section 10.3.4 of the Master Lease.

Notwithstanding anything in this Sublease to the contrary, Audentes and Solazyme hereby release each other and their respective agents, employees, successors, assignees and sublessees from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Master Lease or this Sublease, or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the person or entity so released, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.

17. MASTER LEASE

17.1 Except for the following sections of the Master Lease (unless otherwise incorporated by reference hereinabove): Summary of Basic Lease Information; Sections 1 (except for the last sentence of Section 1.1.1, Master Landlord’s Systems Warranty as it applies only to Master Landlord and not to Solazyme in Section 1.1.1.1, Section 1.1.3 and Section 1.2), 6.1 (first sentence), 6.2, 10.3, 14.4, 29.13 (first two sentences), 29.18, 29.24, 29.29, 29.33 and Exhibits A, B and F and to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease, the provisions of the Master Lease are hereby incorporated herein by reference subject to the following understandings:

a) The term “Tenant” as used therein shall refer to Audentes, except as follows:

i)	“Tenant” shall mean only Solazyme in [none] of the Master Lease.

b) The term “Landlord” as used therein shall refer to Solazyme except as follows:

i)	“Landlord” shall mean only “Master Lessor” in Sections 4.2, 7.2, 10.2, 10.6, 11, 13, 14.3, and 29.26 and Exhibit D of the Master Lease;

ii)	“Landlord shall mean both “Master Lessor” and “Solazyme” in Sections 4.6, 8, 10.1, 14.1 and 14.2 of the Master Lease.

c) The term “Lease” as used therein shall refer to this Sublease, the terms “Premises”, as used therein shall refer to the Subleased Premises, and the terms “Lease Commencement Date” and “Base Rent” shall mean the Commencement Date and Base Rent set forth in this Sublease.

d) Audentes shall pay any real estate taxes, personal property taxes, and property insurance on its alterations, trade fixtures, and personal property that are not included in the Rent.

e) Solazyme shall not be obligated to exercise any options provided in the Master Lease.

f) All of Master Lessor’s rights under the Master Lease shall inure to the benefit of Solazyme as well as to Master Lessor.

g) In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease incorporated herein, as between Solazyme and Audentes, the express provisions of this Sublease shall control.

h) Solazyme may not exercise any of “Landlord’s” options to terminate the Sublease under Section 11 and 13 of the Master Lease, as incorporated herein, unless Master Lessor has exercised such rights under the Master Lease.

17.2 Each party hereto, respectively, shall perform and comply with the provisions of the Master Lease relating to Master Lessor’s and Tenant’s obligations, as incorporated herein. Audentes hereby agrees to perform all of the obligations of Tenant under the Master Lease accruing or arising during the term of this Sublease as incorporated herein, in the manner and within the time required under the Master Lease provided, however, the obligation of Audentes hereunder shall be interpreted to apply only to the extent to which the obligations of Tenant under the Master Lease are applicable or allocable to the Subleased Premises. Audentes further covenants that Audentes will neither commit nor permit to be committed by any of its invitees, agents, employees or contractors, any act or omission which would violate any term or condition of the Master Lease, or be the cause for termination of the Master Lease by Master Lessor. In any case where Master Lessor has the right to declare a default under the Master Lease as incorporated herein, said right shall inure to the benefit of Solazyme.

17.3 Solazyme, with respect to the obligations of Master Lessor under the Master Lease, shall use Solazyme’s diligent good faith efforts to cause Master Lessor to perform such obligations for the benefit of Audentes. Such diligent good faith efforts shall include, without limitation: upon Audentes’s written request, immediately notifying Master Lessor of its nonperformance under the Master Lease, and requesting that Master Lessor perform its obligations under the Master Lease.

17.4 Solazyme shall have all of the rights and remedies afforded Master Lessor under the Master Lease, as incorporated herein. In addition to exercising any other rights or remedies afforded to the Master Lessor under the Master Lease, Solazyme shall have the right (but not the obligation) following Audentes’s default hereunder beyond applicable notice and cure periods to:

a) cure any such breach or default by Audentes, with Audentes to be obligated to reimburse Solazyme immediately upon demand for all costs (including costs of settlements, defense, court costs and reasonable attorneys’ fees) which Solazyme may incur in effecting the cure of such breach or default;

b) re-enter and retake possession of the Subleased Premises and immediately terminate this Sublease and Audentes’s interest in the Subleased Premises; and

c) have any and all rights and remedies now or hereafter afforded a landlord under applicable law, including but not limited to: (A) all of the remedies afforded under Section 1951.2 of the California Civil Code (or any successor statute or similar applicable statute), specifically including Subsection (a)(3) thereof with respect to recovering the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this

Sublease after the time of award exceeds the amount of such rental loss that Audentes proves could be reasonably avoided, and in respect to this Paragraph 17.4, it is expressly agreed that an interest rate of ten percent (10%) per annum is to be used in computing the “worth at the time of award” with respect to the damages recoverable under Subsections (a)(1) and (a)(2) thereof, and (B) notwithstanding any abandonment of the Subleased Premises by Audentes, the remedy afforded under Section 1951.4 of the California Civil Code (or any successor statute or similar applicable statute) of continuing the Sublease in effect and recovering from Audentes, the Rent and other amounts payable hereunder as they become due under this Sublease.

17.5 Audentes and Solazyme each represent and warrant that they have read and are familiar with the terms and conditions of the Master Lease. Solazyme further represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Master Lessor or Solazyme, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default and (b) the copy of the Master Lease attached hereto as Attachment A is a true, correct and complete copy of the Master Lease.

17.6 Provided Audentes timely pays all Rent as and when due under this Sublease, Solazyme shall pay, as and when due, all Master Lease Rent. Solazyme shall fully perform all of its obligations under the Master Lease to the extent Audentes has not agreed to perform such obligations under this Sublease and Solazyme covenants not to cause a default under the Master Lease. Solazyme shall not terminate or take any actions giving rise to a termination right under the Master Lease, amend or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease without, in each instance, Audentes’s prior written consent. Following a casualty, if this Sublease is not terminated, Solazyme shall allow the use of property insurance proceeds to restore any improvements it installed in the Subleased Premises and the office furniture and cubicles to the extent such restoration is not the responsibility of Master Lessor under the Master Lease. Notwithstanding the foregoing sentence, Solazyme shall not be obligated to allow the use of property insurance proceeds to restore any improvements during the final year of the Term. Solazyme shall have no obligation to restore any improvements, fixtures, equipment or furnishings except to the extent covered and paid for by property insurance proceeds; provided, however, if Solazyme failed to maintained insurance as required under this Sublease and the Master Lease and such insurance would have provided proceeds for the restoration of improvements, fixtures, equipment or furnishings, Solazyme will be responsible for the restoration. Solazyme represents that the following alterations have been made to the Subleased Premises following the initial Tenant Improvements: NONE.

18. ALTERATIONS AND REPAIRS

18.1 Prior to making any modification or repair to the Subleased Premises, Audentes shall obtain approval from Solazyme as set forth in Attachment C, attached hereto and incorporated herein. Consent shall not be unreasonably withheld or delayed if the proposed alterations or repairs will not adversely affect the building systems or unreasonably interfere in any way with Solazyme’s use of the Building. If required under the terms and conditions of the Master Lease, the prior written consent of Master Lessor may also be required. Solazyme may require Audentes to restore the altered Subleased Premises to the configuration as it appeared on the Commencement Date at Audentes’s sole expense by notifying Audentes of such requirement at the time it consents to such alteration. Such obligation to restore shall include alterations implemented by Audentes.

18.2 The cost for Master Landlord or Audentes’s review of any proposed alteration shall be borne entirely by Audentes regardless of whether such alterations are approved.

19. ASSIGNMENT AND FURTHER SUBLETTING

19.1 Audentes shall have no right to assign all or any portion of its interest under this Sublease or sublet all or any portion of the Subleased Premises to any third party except, to the extent permitted under the Master Lease, as incorporated herein, following the approval of both Solazyme and Master Landlord and otherwise in compliance with all provisions of the Master Lease. Solazyme will not unreasonably withhold, condition or delay approval for a sublease or assignment of this Sublease so long as Master Landlord’s approval is obtained by Audentes.

20. BROKERS

20.1 Solazyme represents and warrants that per the rental listing agreement, Solazyme will pay Newmark, Cornish & Carey a commission fee pursuant to a separate agreement between Solazyme and Cornish & Carey Commercial. Payment of Audentes’s broker, Evolution Real Estate, Inc. d/b/a Faller Real Estate shall be by separate agreement between it and Cornish & Carey.

21. SIGNS AND PARKING

21.1 Audentes is granted the right to install signage in the lobby of the 201 Building as approved in writing by Solazyme, not to be unreasonably withheld, conditioned or delayed. It is understood that the size, color, and location of the signage may be subject to the approval of the Master Lessor. Any installation and removal of Audentes’s signs shall be at Audentes’s sole expense. Audentes shall also have the right, on an unreserved basis, to use as available no more than twenty-six (26) parking spaces in the lot serving the 201 Building.

22. NOTICE

22.1 Any notices or demands to be given pursuant to the Master Lease or this Sublease shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, with all postage and fees prepaid, to Solazyme or Audentes, respectively, at the following addresses, or at such other address as such party shall designate by written notice to the other party. Such addresses are:

Solazyme:	Solazyme, Inc. 225 Gateway Blvd. South San Francisco, CA 94080 Attention: Legal Department

Audentes –	Before the Commencement Date: Audentes Therapeutics Inc.	After the Commencement Date: Audentes Therapeutics Inc.
	101 California Street, Suite 2650 San Francisco, CA 94104 Attention: David Nagler	600 California Street, Suite 1700 San Francisco, CA Attention: David Nagler

Personal delivery may be accomplished by means of commercial “overnight” or “express” delivery services providing for written record or delivery, or otherwise. Such notices shall be deemed to have been received and to be effective for all purposes upon receipt or refusal to accept delivery at such address as indicated on the return receipt or other record of delivery, or (if earlier) on the third business day after being mailed in accordance with the requirements of this Paragraph.

23. ENTIRE AGREEMENT

23.1 There are no oral agreements or understandings between the parties hereto affecting this Sublease. This Sublease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

24. MASTER LESSOR CONSENT

24.1 This Sublease and Solazyme’s and Audentes’s obligations hereunder are conditioned upon the written consent of Master Lessor in form reasonably acceptable to Audentes. If Solazyme fails to obtain Master Lessor’s consent within forty five (45) days after execution of this Sublease by Solazyme, then Audentes may terminate this Sublease by giving Solazyme written notice thereof, unless before such notice is given, Solazyme provides such written consent to Audentes. Upon any such termination, Solazyme shall return to Audentes the Security Deposit, and any Base Rent paid by Audentes.

25. APPROVALS

25.1 Whenever this Sublease requires an approval, consent, designation, determination, selection or judgment by either Solazyme or Audentes, unless another standard is expressly set forth, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

26. AUTHORITY

26.1 Solazyme and Audentes each represent and warrant to the other that the person executing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of such party.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the day and year first above written.

SOLAZYME, INC.

Tyler Painter
Name

/s/ Tyler Painter
Signature

COO/CFO
Title
4/26/16
Date

AUDENTES THERAPEUTICS INC.

David Nagler
Name

/s/ David Nagler
Signature

SVP HR & CORP AFFAIRS
Title

4/21/16
Date

ATTACHMENT A (MASTER LEASE)

Copy of the Master Lease

LEASE

BRITANNIA GATEWAY

BRITANNIA GATEWAY II LIMITED PARTNERSHIP,

a Delaware limited partnership

as Landlord,

and

SOLAZYME, INC.,

a Delaware corporation,

as Tenant.

[BRITTANIA BIOTECH GATEWAY]

[Solazyme, Inc.]

EXHIBITS

A	OUTLINE OF PREMISES
B	INTENTIONALLY OMITTED
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	TENANT RESTORATION OBLIGATIONS
F-1	TENANT’S PERSONAL PROPERTY
G	ENVIRONMENTAL QUESTIONNAIRE

(i)	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

INDEX

Page(s)

Abatement Event	29
Accountant	10
Alterations	17
Applicable Laws	33
Base Rent	4
Brokers	38
Building	3
Common Areas	3
Contemplated Effective Date	24
Contemplated Transfer Space	24
Direct Expenses	5
Eligibility Period	29
Emergency Generator	39
Estimate	9
Estimate Statement	9
Estimated Direct Expenses	9
Expense Year	5
Force Majeure	36
Intention to Transfer Notice	23
Landlord	1
Landlord Parties	18
Landlord Repair Notice	20
Lease	1
Lease Commencement Date	4
Lease Expiration Date	4
Lease Term	4
Lease Year	4
Lines	39
Mail	37
Net Worth	25
Notices	37
Objectionable Name	33
Operating Expenses	5
Original Improvements	19
Premises	3
Project,	3
Sign Specifications	32
Statement	9
Subject Space	22
Summary	1
Tax Expenses	8
Tenant	1
Tenant Signage	32
Tenant’s Share	9
Tenant’s Subleasing Costs	23
Transfer Notice	22
Transferee	22

(ii)	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

BRITANNIA BIOTECH GATEWAY

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BRITANNIA GATEWAY II LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SOLAZYME, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		July 22, 2014

2.	Premises (Article 1).

	2.1	Buildings:	The buildings located at 201 Gateway Boulevard (the “201 Building”) and 225 Gateway Boulevard (the “225 Building”) in South San Francisco, California 94063 (the 201 Building and 225 Building are referred to collectively herein as the “Building” or “Buildings”).

	2.2	Premises:	Approximately 106,076 rentable square feet of space (“RSF”) comprised of (i) the entire rentable area of the 201 Building, containing approximately 41,834 RSF, and (ii) the entire rentable area of the 225 Building, containing approximately 64,242 RSF.

3.	Lease Term (Article 2).

	3.1	Length of Term:	Approximately thirty-five (35) months and three weeks.

	3.2	Lease Commencement Date:	February 5, 2015.

	3.3	Lease Expiration Date:	January 31, 2018.

4.	Base Rent (Article 3):

Month of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per RSF

1 - 12	$4,136,964.00	$344,747.00	$3.25

13 - 24	$4,261,072.92	$355,089.41	$3.35

25 – January 31, 2018	N/A	$365,742.09	$3.45

[BRITTANIA BIOTECH GATEWAY]

[Solazyme, Inc.]

5.	Tenant Improvement Allowance:	$15.00 per RSF of the Premises (i.e., $1,591,140.00)

6.	NNN Lease.	In addition to the Base Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease.

7.	Tenant’s Share (Article 4):	100%.

8.	Permitted Use (Article 5):	The Premises shall be used only for general office, research and development, manufacturing, engineering, laboratory, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in the South San Francisco, California area (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

9.	Letter of Credit (Article 21):	$731,484.18

10.	Parking (Article 28):	Tenant shall have the right to use all of the 312 parking spaces associated with the Buildings, and may designate up to fifteen (15) of such parking spaces as exclusive spaces at the front entry of the Buildings, subject to the terms of Article 28 of the Lease.

11.	Address of Tenant (Section 29.18):	Solazyme, Inc. 225 Gateway Boulevard South San Francisco, California 94080 Attention: CFO

12.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

13.	Broker(s) (Section 29.24):	Cornish & Carey Commercial and CBRE, Inc.

-2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary, which shall not be changed except in connection with a change in the physical size of the Premises. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Tenant acknowledges that it has been occupying the Premises pursuant to the terms of the “Sublease”, as defined in Section 1.1.4, below, and shall continue accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease or in the Tenant Work Letter attached hereto as Exhibit B. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

1.1.1.1 Building Systems Warranty. Notwithstanding anything in this Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an “Operating Expense,” as that term is defined in Section 4.2.4), repair or replace any failed, inoperable, or damaged or obsolete portion of the air conditioning and heating systems and the roof membrane (collectively, the “Warranted Systems”, and such Landlord obligation, the “Systems Warranty”). Notwithstanding the foregoing, the Systems Warranty shall not apply to (i) repairs or replacements caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant or any Tenant Parties, or (ii) repairs or replacements required due to any modifications, Alterations or improvements constructed by or on behalf of Tenant (collectively, “Tenant Repair Responsibilities”). To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1.1 are necessitated in part by Tenant Repair Responsibilities, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. Landlord will not require FibroGen, Inc., to remove or restore any portion of the building management system or card access system, or any other component of any Building systems to the extent that removal would interfere with Tenant’s use of the Premises.

1.1.2 The Building and The Project. The Premises consist of both buildings set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Buildings and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Buildings and the Common Areas are located, and (iii) at Landlord’s reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, if any and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, if any (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time; provided that such manner, rules and regulations are consistent with those in use in comparable First Class Life Science Projects. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations,

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additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises, and shall not reduce the number of parking spaces available to Tenant, and shall use its best efforts to give Tenant notice of any planned power shutdown at least ten (10) business days in advance, and shall inform Tenant as soon as there is any possibility of such shutdown and work cooperatively with Tenant to plan for such shutdown.

1.1.4 Existing Sublease. As of the date hereof Tenant is occupying the majority of the Premises pursuant to that certain Sublease dated December 31, 2009, between Tenant, as subtenant, and FibroGen, Inc., a Delaware corporation (“FibroGen”), as Sublandlord (such Sublease, as amended, the “Sublease”). The Sublease has been made subject to (i) that certain Build-to-Suit Lease dated December 20, 1996 (the “225 Lease”), between FibroGen, as tenant, and Landlord, as landlord, and (ii) that certain Build-to-Suit Lease dated February 8, 2000 (the “201 Lease”), between FibroGen, as tenant, and Landlord, as landlord (the 225 Lease and 201 Lease, as amended, being referred to collectively as the “FibroGen Leases”). The Sublease and FibroGen Lease are each scheduled to expire on February 4, 2015, and the Lease Commencement Date under this Lease shall occur immediately upon such termination. Notwithstanding such termination of the Sublease and FibroGen Lease, Tenant hereby acknowledges and agrees that it shall remain obligated to Landlord, as a direct obligation under this Lease, to perform the removal and restoration obligations that Tenant currently has as subtenant under the Sublease, at the expiration or earlier termination of this Lease, all at Tenant’s sole cost and expense (the “Continuing Obligations”). If Landlord and Tenant reach agreement on a new lease to continue in the Premises, or the parties enter into the lease contemplated by Section 1.3, below, for a period of not less than seven (7) years after the expiration of the initial Lease Term (which agreement may be made or not made in the sole and absolute discretion of Landlord and Tenant), then in either such case Landlord will waive the Continuing Obligations. The Continuing Obligations shall be limited to the restoration and repair items set forth in Exhibit F, attached hereto.

1.2 Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary.

1.3 Relocation / Build to Suit. Affiliates of Landlord (the “HCP Entities”) own development property in the South San Francisco, East Bay and South Bay markets. If Tenant and one of the HCP Entities enter into an agreement for a build-to-suit lease transaction involving a building of more than 150,000 RSF in any of these markets (which agreement may be made or not made in the sole and absolute discretion of Landlord or any HCP Entity), then Landlord shall to terminate this Lease as of the date that rent commences to be owing under such new build-to-suit lease transaction (and, in connection with the negotiation of such new build-to-suit lease transaction, Landlord and Tenant will enter into an amendment to this Lease documenting the terms of such termination of this Lease), giving Tenant one (1) week, free of any Rent under this Lease, to relocate from the Project to such new building.

2.	LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the first Lease Year shall commence on the Lease Commencement Date, and end as of the end of the twelfth (12th) month following the Lease Commencement Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

3.	BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments

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as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever (except for any abatement as permitted under the express terms of this Lease). If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.	ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Omitted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of premiums for all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including (provided that management fees shall not be in excess of 3% of gross revenues of the Project, grossed up for full occupancy) and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project (provided that any capital expenditure shall be amortized as provided in item (xiii), below); (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (provided that any capital

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expenditure shall be amortized as provided in item (xiii), below); (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine in accordance with industry standards, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which actually reduce expenses in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory conservation programs, (C) which are replacements or modifications of nonstructural items, including any systems or equipment serving the Premises, or (D) that are required under any governmental law or regulation that was not in force or effect as of the Commencement Date; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost as reasonably determined by Landlord using reasonable industry standards) over the reasonable useful life of such item; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Costs incurred as a result of insurance deductible amounts shall be included in Operating Expenses only in the manner provided in this Section 4.2.4, and only to the extent otherwise allowed to be included in Operating Expenses by this Section 4.2.4. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs, replacements and alterations, and costs of capital improvements and equipment;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

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(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (v) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease (including, without limitation, Section 1.1.1.1 and Section 1.2 of the Tenant Work Letter);

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto

(o) the cost of special services, goods or materials provided to any other tenant of the Project, and not provided to Tenant;

(p) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the original design, construction, materials or workmanship of the Project or common areas;

(q) Landlord’s general overhead expenses not related to the Project;

(r) legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

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(s) costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(t) self-insurance retentions;

(u) any reserve funds; and

(v) any costs or expenses incurred to cure any violation of laws by either Landlord or FibroGen under the FibroGen Leases, which violation exists as of the date of the Lease Commencement Date.

If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses which vary in accordance with occupancy levels for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer tax or fee, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 7 of the Summary.

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4.3 Intentionally Omitted.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within five (5) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than nine (9) months after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, other than expenses levied by any governmental authority or by any public utility companies, as to which such period shall be twenty-four (24) months (provided that Landlord must deliver Tenant a bill for any such amounts within twelve (12) months following Landlord’s receipt of the bill therefor).

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) not later than May 1 of each year, of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). Except as limited by the provisions of Section 4.4.1 above, the failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant may request from Landlord not more often than quarterly, an updated estimate of Tenant’s Share of Direct Expenses.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

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4.6 Landlord’s Books and Records. Within one hundred twenty (120) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant and reasonably approved by Landlord, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices in the San Francisco Bay Area, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than three percent (3%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, if any, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Intentionally Deleted.

5.4 Hazardous Materials.

5.4.1 Tenant’s Obligations.

5.4.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit G (which Exhibit includes information regarding Tenant’s radiation license). Tenant hereby represents, warrants and covenants that except for

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those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, and except for Hazardous Materials used in connection with Tenant’s operations in the Premises in compliance with applicable Environmental Laws, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld, conditioned or delayed. If Landlord fails to respond to a request for consent within five (5) business days, Tenant may send a “reminder notice”. If Landlord fails to respond to such request within three (3) business days after delivery of the “reminder notice”, then Landlord shall be deemed to have consented to such request. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that cause an unreasonable imposition of potential liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.4.1.2 Notices to Landlord. Unless Tenant is required by applicable laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, each party shall promptly advise the other in writing of the advising party’s discovery of any occurrence or condition on, in, under or about the Premises or Project that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises or Project under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human

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health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974,42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.4.1.3 Releases of Hazardous Materials. If, due to the acts or omissions of Tenant or any Tenant’s Agent, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if, due to the acts or omissions of Tenant or any Tenant’s Agent, any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.4, including, without limitation, Section 5.4.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to a condition allowing the same uses of the Premises as are allowed as of the Lease Commencement Date, all in accordance with the provisions and requirements of this Section 5.4. Landlord may, as required by any and all Environmental Laws, report a Release of any Hazardous Material caused by Tenant or any Tenant’s Agent to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.4.1.4 Indemnification.

5.4.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims (“Hazardous Materials Claims”), which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant, except to the extent such liabilities result from the gross negligence or willful misconduct of Landlord following the Lease Commencement Date, and except to the extent caused by the

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presence of Hazardous Materials in, on or under the Premises on the date of this Lease and not caused by Tenant or any Tenant’s Agent. The foregoing obligations of Tenant shall include, including without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. Landlord likewise shall protect, defend, indemnify and hold Tenant harmless from any Hazardous Materials Claims to the extent caused by or arising from any Hazardous Materials in, on or under the Premises on the date of this Lease and not caused by Tenant or any Tenant’s Agent, and for any Release after the date of this Lease caused by Landlord Parties.

5.4.1.4.2 Limitations. Notwithstanding anything in Section 5.4.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.4.1.4, above, shall not be applicable to claims based upon “Existing Hazardous Materials,” as that term is defined in Section 5.4.7, below, except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim.

5.4.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to Tenant’s Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. If Landlord has reasonable grounds to be concerned that Tenant has failed to comply with the provisions of this Article 5, upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.4.2 Assurance of Performance.

5.4.2.1 Environmental Assessments In General. Provided that Landlord gives Tenant no less than five (5) days prior notice of intended entry and complies with Tenant’s security measures then in effect, Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments,” as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.4.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.4, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.4.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials introduced by Tenant or Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for the same uses of the Premises as are allowed as of the Lease Commencement Date; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

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5.4.4 Clean-up.

5.4.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.4, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.4.4.2 No Rent Abatement. In the event that Tenant’s failure to complete the Clean-up prevents or delays a third party from occupying the Premises, Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.4.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. As soon as reasonably practical, Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”), unless such governmental authority’s standard practices at the relevant time do not provide for such Closure Letter. Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.4.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter (unless such governmental authority’s standard practices at the relevant time do not provide for such Closure Letter) and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises to a third party, or prevents the occupancy or use of the Premises by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.4.

5.4.5 Confidentiality. Unless required to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) business days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective investors, purchasers, lenders, assignees or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 5.4.

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5.4.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials, unless to do so would expose Tenant to a claim of breach of a nondisclosure obligation.

5.4.7 Landlord Obligation. Landlord agrees to remediate or encapsulate any Hazardous Materials existing in the Premises as of the date of this Lease to the extent that Landlord’s failure to so remediate would be in violation of applicable law and would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises.

5.4.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws applicable to Tenant’s Hazardous Materials. Tenant shall also complete and file any business response plans or inventories required by any laws applicable as a result of Tenant’s use. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.4.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.4 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.4 have been completely performed and satisfied.

6.	SERVICES AND UTILITIES

6.1 Tenant Provided Services. Except as otherwise expressly set forth in this Lease, and subject to Landlord’s repair and maintenance obligations as set forth in Article 7, below, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, sewer, telephone, janitorial and interior Building security services, and such other utilities and services as are required to operate the Pilot Plant. Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, heating, ventilation and air-conditioning. Landlord shall have no obligation to provide telephone, janitorial, data or interior Building security services. Tenant shall cooperate fully with Landlord at all times and abide by all applicable laws and manufacturer requirements to provide for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Utilities Costs. The cost of all utilities without mark-up (including without limitation, electricity, gas, sewer and water) to the Premises shall be paid by Tenant. All such utilities are separately metered to the Premises, and Tenant shall contract with and pay directly to the applicable utility provider for all such utilities.

6.2.1 Landlord shall not provide janitorial or trash services for the Premises. Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with applicable laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be a janitorial service approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with the standards of buildings of comparable use, age, condition and amenities located in South San Francisco, CA (the “Comparable Buildings”).

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6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Premises or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause not under Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except to the extent set forth in Section 19.5.2. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with the Premises and Tenant’s Share of the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent in accordance with Section 4, above.

7.	REPAIRS

7.1 Tenant Repair Obligations. Except as set forth in Section 7.2, below, Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, replace and improve as required, the Premises, including all improvements, fixtures, furnishings and finishes therein, in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of Comparable Buildings, whether or not such maintenance, repair, replacement or improvement is required in order to comply with applicable Laws (“Tenant’s Repair Obligations”), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment (except as included in Landlord Repair Obligations, below), including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (iii) all communications systems serving the Premises; (iv) all of Tenant’s security systems in or about or serving the Premises; (v) Tenant’s signage; and (vi) interior demising walls and partitions (including painting and wall coverings), and interior doors and door fixtures. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises.

7.2 Landlord Repair Obligations. Landlord shall be responsible, as a part of Operating Expenses (except as covered by the Systems Warranty or as set forth in the Work Letter or otherwise as expressly set forth in this Lease), for the following (the “Landlord Repair Obligation”): (i) repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant, and (ii) for the repair and maintenance of the Building systems, including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of exterior windows) and skylights; (2) exterior doors, door frames and door closers; (3) sewer lines, both interior and exterior to the Premises and exterior Building drainage, (4) electrical service to the Building (including the main Premises electrical system, switches and transformers, but not including electrical distribution within the Premises), Building fire protection systems (but not interior Premises systems), Building life safety and security systems and equipment, all Building heating, ventilation and air-conditioning (“HVAC”) systems, elevators and all other Building mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”), including the structural and non-structural portions of the roof of the Building, the roof membrane and coverings; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

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8.	ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than five (5) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following five (5) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), the requirement that upon Landlord’s request (subject to the terms of Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term (and Tenant shall have no removal or restoration obligations with respect to any work to be constructed by Landlord in accordance with the Tenant Work Letter). Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall be permitted to use non-union labor with Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County where the Premises are located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Landlord a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. This Section 8.3 shall not apply to the work to be performed in accordance with the Work Letter.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance (to the extent that the cost of the work shall exceed $100,000.00) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such general liability insurance shall name the Landlord Parties as additional insureds. Landlord may, in its discretion,

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require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee if the proposed Alteration is expected to cost in excess of $200,000.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and Alterations, improvements and fixtures shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Furthermore, Landlord may, by written notice to Tenant given concurrently with Landlord’s consent to installation, require Tenant at the end of the Lease Term, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a condition comparable to that which existed upon Landlord’s delivery of the Premises to Tenant. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a condition comparable to that which existed upon Landlord’s delivery of the Premises to Tenant, normal wear and tear and damage by casualty excepted, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. The parties hereby confirm that the personal property listed on Exhibit F-1 belongs to Tenant and may be removed at any time either during or at the end of the Lease Term.

9.	COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.	INSURANCE

10.1 Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord Parties, or Landlord’s breach of the terms of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord, or Landlord’s Parties, or Landlord’s breach of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and

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expenses incurred in such suit, including without limitation, its actual and reasonable professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Landlord’s Property Insurance. Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term, and shall further insure the Buildings (including the Tenant Improvements) and the Project during the Lease Term (for the full replacement value to the extent consistent with the practices of landlords of comparable buildings) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than the Permitted Use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts (which amounts may be satisfied by using any combination of primary, umbrella and excess policies).

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence
$3,000,000 annual aggregate

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Building structure and Building Systems) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “special form” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, excluding flood but including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

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10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.	DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building, such Common Areas and the Premises (including the Tenant Improvements). Such restoration shall be to substantially the same condition of the Premises, Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if

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the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Five Hundred Thousand and 00/100 Dollars ($500,000.00) of damage is not fully covered by Landlord’s insurance policies; or (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In the event that the Pilot Plant remains operational, then, at Tenant’s written request either Landlord’s or Tenant’s termination of the Lease, as applicable, shall apply only to the Building not containing the Pilot Plant, and the Lease shall continue with respect to the Pilot Plant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; and (b) as a result of the damage, Tenant cannot reasonably conduct all of its business from the Premises. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of thirty (30) days or more.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Project.

12.	NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.	CONDEMNATION

If the whole or any part of the Premises or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the

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use, reconstruction or remodeling of any part of the Premises or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Buildings or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, and provided that such temporary taking does not materially preclude or unreasonably diminish Tenant’s ability to conduct business from the Premises, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery.

14.	ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except as specifically permitted in Section 14.8, below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, other than as specifically permitted in Section 14.8 below, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Except as specifically permitted in Section 14.8, below, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (not to exceed $3,000 in the aggregate), within thirty (30) days after written request by Landlord (except in connection with transfers specifically permitted in Section 14.8, below).

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

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14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord to lease space in the Project, and Landlord has comparable space available for lease at the time.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer (iv) legal fees reasonably incurred in connection with the Transfer, and (v) and fees paid to Landlord in connection with Tenant’s request for consent (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause seventy-five percent (75%) or more of the Premises to be Transferred for seventy-five percent (75%) or more of the remaining Lease Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant

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intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space, unless Tenant retracts, in a written notice to Landlord, its Intention to Transfer Notice within twenty (20) days after the delivery of such Intention to Transfer Notice. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.

14.6 Intentionally Omitted.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of corporate shares of capital stock in Tenant in connection with either a bonafide financing for the benefit of the Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (collectively, a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (A) following execution Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or

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information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease. In addition, notwithstanding anything to the contrary contained in this Lease, no consent of Landlord shall be required in connection with (i) any financing for the benefit of Tenant which does not encumber the leasehold, (ii) Tenant’s permitting the employees or agents of any business or entity which Tenant controls or in which Tenant holds at least a forty-nine percent (49%) interest, through contract or otherwise, to occupy a portion (not to exceed twenty-five percent (25%) of the Premises in the aggregate) of the Premises pursuant to a services agreement between Tenant and such entity.

15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises resulting from such removal.

16.	HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term for the initial one (1) month of hold-over and thereafter at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver

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of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.	ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.	SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to subordinate this Lease to any such ground lease, mortgage or lien. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord represents that, as of the date of this Lease, there are no ground or underlying leases or liens of any mortgage or trust deed encumbering the Building or Project. Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, there is no deed of trust or mortgage encumbering the Building.

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19.	DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant without making commercially reasonable provision for its security; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

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The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be

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known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.	COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.	LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 9 of the Summary (the “L-C Amount”), which L-C shall be issued by Silicon Valley Bank, or other money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poor’s Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto) (collectively, the “Bank’s Credit Rating Threshold”), and which L C shall be in the form of Exhibit F, attached hereto. Notwithstanding the foregoing, Landlord hereby approves Silicon Valley Bank as the Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L C Expiration Date”) that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms

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and conditions of this Lease, and has not been paid within applicable notice and cure periods, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s (other than Silicon Valley Bank) Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute L-C by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

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21.3 L-C Amount; Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights under the foregoing, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

Notwithstanding anything to the contrary contained in this Lease, if Landlord draws on the L-C due to Tenant’s violation of this Lease beyond applicable notice and cure periods, such draw shall be in the amount required to cure such default. In addition, notwithstanding anything to the contrary contained in this Lease, if Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, if such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter

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amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22.	SUBSTITUTION OF OTHER PREMISES

Intentionally Omitted.

23.	SIGNS

23.1 Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on the existing monument sign located on the exterior of the Building, (ii) at the entrance to the Building, and (iii) on the exterior of the Building (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. In addition, Tenant may install internal directional and lobby identification and directions within the Premises. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of the Tenant Signage at Tenant’s sole cost and expense, and shall restore the Building to the condition existing prior to the installation of the Tenant Signage. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall be unaffected. Tenant’s Signage shall not include a name or logo which relates to an

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entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). Notwithstanding anything to the contrary contained in this Lease, Landlord hereby confirms its consent to Tenant’s signage which is in place as of the date of this Lease, which signage Tenant shall remove at Tenant’s sole cost and expense at the expiration or earlier termination of the Lease, and Tenant shall at such time restore the Building to the condition existing prior to the installation of such signage.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion, except as permitted by Section 23.2.

24.	COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). Following the Lease Commencement Date, at Tenant’s sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are either not normal and customary business office improvements, or are required for Tenant’s use of the Premises for non-general office or life-science use. Following the Lease Commencement Date, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the Applicable Laws to the extent required in this Article 24. Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws to the Premises or Tenant’s specific use or occupancy of the Premises; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or Tenant, (d) create a significant health hazard for the employees and/or invitees of Landlord or Tenant, (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord, or would materially and adversely affect the use of or access to the Building by Landlord. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent permitted by the terms of Section 4.2.7 above.

25.	LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (lst) late payment in any twelve (12) month period (but in no event with respect to any subsequent late payment in any twelve (12) month period) during the Lease Term that Tenant fails to timely pay Rent or another sum due

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under this Lease, provided that such late payment is made within three (3) business days following the expiration of the five (5) business day period following written notice. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13 (415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

26.	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.	ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than one (1) business day’s prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Buildings, or for structural alterations, repairs or improvements to the Buildings or the Buildings’ systems and equipment; provided that at all times landlord shall comply with Tenant’s security measures in effect from time to time, which may entail, except in case of an emergency, being accompanied by a representative of Tenant. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and shall take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant shall have the right to have an employee of Tenant accompany Landlord in connection with any such entry, except in the event of an emergency.

28.	TENANT PARKING

Tenant shall have the right, without the payment of any parking charge or fee (other than as a reimbursement of operating expenses to the extent allowed pursuant to the terms or Article 4 of this Lease, above), commencing on the Lease Commencement Date, to use the amount of unreserved parking spaces and reserved visitor parking spaces (the exact location of which shall be designated by Landlord) set forth in Section 10 of the

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Summary, on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29.	MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

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29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to cause such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the

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contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Brittania Gateway II Limited Partnership

c/o HCP, Inc.

1920 Main Street, Suite 1200

Irvine, CA 92614

Attention: Legal Department

and:

HCP Life Science Estates

400 Oyster Point Boulevard, Suite 409

South San Francisco, CA 94080

Attention: Jon Bergschneider

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this

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Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay Brokers a commission pursuant to a separate written agreement. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Buildings in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except as otherwise required by applicable law (including applicable securities regulations), Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and current or prospective assignees, subtenants, investors, lender and purchasers. Notwithstanding anything to the contrary contained in this Lease, this Section 29.28 shall not be effective during any time the Tenant is required to file this Lease with the Securities and Exchange Commission.

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29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, and Tenant shall pay all costs in connection therewith. Landlord hereby confirms that Tenant shall continue to have the right to use Data Kable Technologies, Tenant’s existing vendor, in connection with such services. Tenant shall have no obligation to remove any Lines located in or serving the Premises.

29.32 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.33 Existing Generator. Tenant shall have the exclusive right to use and control the existing emergency electrical generator and related equipment (all such equipment defined collectively as the “Emergency Generator”) serving the Buildings. The Emergency Generator is being provided in its currently-existing, “as is” condition, and neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Emergency Generator. Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Emergency Generator, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. Tenant shall not be charged any additional rental or other costs for the use of the location in which the Emergency Generator is located. Tenant shall maintain and repair the Emergency Generator in good condition and repair, and in compliance with all applicable laws (including the maintenance of all

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applicable permits), at Tenant’s sole cost and expense during the Lease Term. Tenant’s obligations with respect to the Premises, including the insurance and indemnification obligations contained in Article 10, below, shall apply to Tenant’s use of the Emergency Generator and Tenant shall be provide to carry industry standard Boiler and Machinery insurance covering the Emergency Generator. Tenant shall surrender the Emergency Generator (and shall transfer to Landlord all permits maintained by Tenant in connection with the Emergency Generator during the Lease Term) concurrent with the surrender of the Premises to Landlord as required hereunder in the same condition as the Emergency Generator were in as of the date hereof, reasonable wear and tear excepted, with all permits current.

[Signatures on next page.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:			TENANT:
BRITANNIA GATEWAY II LIMITED PARTNERSHIP, a Delaware limited partnership			SOLAZYME, INC., a Delaware corporation
By:	HCP Biotech Gateway Incorporated, its General Partner		By:	/s/ Jonathan Wolfson
	By:	/s/ Jonathan M. Bergschneider		Name:	Jonathan Wolfson, CEO
		Jonathan M. Bergschneider		Its:
Executive Vice President
			By:	/s/ Tyler Painter
				Name:	Tyler Painter
				Its:	CFO/COO

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EXHIBIT A

BRITANNIA GATEWAY

OUTLINE OF PREMISES

EXHIBIT A -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT B

BRITANNIA BIOTECH GATEWAY

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the improvement of the Premises by Tenant following the Lease Commencement Date, and is hereby incorporated by this reference into and forms a part of the Lease. Terms not defined herein shall have the meanings given to them in the Lease.

SECTION 1

CONDITION OF PREMISES; LANDLORD WORK

1.1 Condition of Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Sublease, and, therefore, except as specifically set forth in this Lease, Tenant shall accept the Premises in its currently-existing, “as-is” condition.” Except as provided in this Section 1, the payment of the Tenant Improvement Allowance as provided in Section 2.1, below, the Systems Warranty, and as otherwise specifically set forth in this Lease, Landlord shall have no obligation to make or pay for any improvements to the Premises. Without limitation on the foregoing, except for the “Title 24 Costs” defined below, or as otherwise specifically set forth in this Lease, Landlord shall have no obligation to provide or pay for any upgrades to the Buildings or any Building systems required by applicable law.

1.2 Title 24 Upgrades. To the extent that any alterations, upgrades or improvements to the Premises are required by Title 24, which would have been required to be made regardless of whether Tenant was to perform any Tenant Improvements or Alterations (such required upgrades, the “Title 24 Upgrades”), Tenant shall make such Title 24 Upgrades at Tenant’s cost (which may be paid by the Tenant Improvement Allowance) as part of the Tenant Improvements, and Landlord shall reimburse Tenant (or increase the Tenant Improvement Allowance) by an amount equal to fifty percent (50%) of the reasonable, documented cost of such Title 24 Upgrades, provided that Landlord has approved such costs in advance (which approval shall not be unreasonably withheld, conditioned or delayed).

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. After January 1, 2015 (subject to the “Early Disbursement”, defined below), Tenant shall be entitled to an improvement allowance (the “Tenant Improvement Allowance”) in the amount of Fifteen and No/100 Dollars ($15.00) per rentable square foot of the Premises (i.e., $1,591,140.00) for the costs relating to the design and construction of Tenant’s improvements, refurbishment work and other renovations to be performed by Tenant in the Premises or which are “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2.1, below (collectively, the “Tenant Improvements”). All Tenant Improvements that have been paid for with or reimbursed from the Tenant Improvement Allowance shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord’s approval of the “Final Working Drawings”, as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or given following any earlier termination of the Lease, as amended hereby, at Tenant’s expense, to remove any portion of the Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a condition with removed systems components capped, Building standard ceiling tiles in good condition, and sheet rock and floors patched and repaired to match existing conditions of the remainder of the Premises. The Tenant Improvement Allowance may not be used by Tenant for the purchase or installation of furniture, fixtures or equipment, or for telephone or data cabling, or any other personal property. Notwithstanding the foregoing, up to $500,000 of the Tenant Improvement Allowance may be used and drawn upon by Tenant in calendar year 2014 (including with respect to amounts expended by Tenant prior to the Lease Commencement Date) (the “Early Disbursement”). Any portion of the Tenant Improvement Allowance that has not been allocated or disbursed by February 5, 2016, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

EXHIBIT B -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”) (and shall not be used for moving or relocation expenses, furniture, fixtures, signage (other than legally required signage), data cabling or personal property):

2.2.1.1 Payment of all reasonable fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees payable to Project Management Advisors, Inc. (“PMA”), as provided below, and payment of the fees incurred by Landlord and Landlord’s consultants in connection with any third-party review of the “Approved Working Drawings,” as that term is defined in Section 3.5 of this Tenant Work Letter, and Tenant’s reasonable third-party management fees;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4 The cost of construction of the Tenant Improvements (including, without limitation, the costs of refurbishments, building materials, piping and parts and equipment and other similar expenses and labor charges);

2.2.1.5 The cost of any changes in the Buildings when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6 The cost of any changes to the Approved Working Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.7 Sales and use taxes;

2.2.1.8 Subject to Section 2.2, above, all other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below;

2.2.1.9 Insurance premiums required by this Work Letter.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, for Tenant Improvements for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid to the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic’s lien releases, as applicable, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of the California Civil Code; and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant

EXHIBIT B -2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Improvement Allowance and Additional Improvement Allowance, if applicable, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.5 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic’s lien releases in compliance with the California Civil Code from all of Tenant’s Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items that have been paid for with or reimbursed from the Tenant Improvement Allowance and Additional Improvement Allowance have been made available shall be deemed Landlord’s property under the terms of the Lease, as amended hereby.

2.2.2.4 Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect. Tenant shall retain an architect/space planner (the “Architect”) approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. All such plans and drawings shall comply with locally recognized engineering codes, applicable law and standards, and sound industry practices prevailing at the time of performance that are followed by architects or professional engineers performing similar work under similar conditions, and shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2 Final Space Plan. Landlord acknowledges and agrees that the Tenant Improvements may be performed in a series of phases (each a “Phase”). Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for each Phase of the Tenant Improvements before any architectural working drawings or engineering drawings have been commenced for such Phase. The final space plan for each such Phase (each a “Final Space Plan”) shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained in such Phase. Landlord may request clarification or more specific drawings for special use items not included in any Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of a Final Space Plan if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause such Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3 Final Working Drawings. After each Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, electrical requirements and special electrical receptacle requirements for the relevant Phase of the Tenant Improvements, to enable the Engineers and the Architect to complete the “Final Working

EXHIBIT B -3-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Drawings” (as that term is defined below) for the relevant Phase in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the relevant Phase, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant’s Agents to bid on the work and to obtain all applicable permits for such Phase (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for each Phase if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.

3.4 Approved Working Drawings. The Final Working Drawings for each Phase shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of such Phase by Tenant. Concurrently with Tenant’s delivery of the Final Working Drawings to Landlord for Landlord’s approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits for such Phase. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in any Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor; Landlord’s Project Manager. For each Phase, Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the relevant Phase of the Tenant Improvements (“Contractor”). Landlord’s approval of the Contractor shall not be unreasonably withheld. Landlord shall retain Project Management Advisors, Inc. (“PMA”) as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services, not to exceed $1.44 per rentable square foot (with a minimum of $3,832.00). The PMA fee shall be a Tenant Improvement Allowance Item payable by Landlord from the Tenant Improvement Allowance.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”). The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may require Tenant to select from a list of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors, provided that Tenant shall have the final decision regarding the selection of the subcontractor from the approved list. If Landlord and Tenant cannot agree on the appointment of subcontractors, Tenant shall submit the names of other proposed subcontractors for Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.2 Construction of Tenant Improve by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract, reasonably approved by Landlord (collectively, the “Contract”). Prior to the commencement of the construction of any Phase of the Tenant Improvements, and after Tenant has accepted all bids for such Phase of the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant Phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant Phase of

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the Tenant Improvements (each, a “Final Budget”). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Compliance with Drawings and Schedule. Tenant’s and Tenant’s Agent’s construction of each Phase of the Tenant Improvements shall comply with the following: (i) each Phase of the Tenant Improvements shall be constructed in strict accordance with the relevant Approved Working Drawings; and (ii) Tenant’s Agents shall submit schedules of all work relating to each Phase of the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall use commercially reasonable efforts to adhere to such corrected schedule.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in Article 10 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.3 Requirements. of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the relevant Contract (“Substantial Completion”). Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the relevant Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to provide for such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry the following insurance provided by insurers with an A.M. Best rating of A- VIII or better: (1) worker’s compensation insurance covering all of their respective employees with a waiver of subrogation in favor of Landlord and Landlord’s Representative, and (2) commercial general liability insurance, including contractual and products/completed operations coverage with a limit not less than $1,000,000 per occurrence/$2,000,000 aggregate Tenant shall require the Agents’ commercial general liability insurance policies name Landlord and Landlord’s and Landlord’s Representative as additional insureds with respect to the work being done under this Tenant Work Letter.

4.2.2.4.2 Special Coverages. While the total cost of the work to be done is $500,000 or more, Tenant shall carry “Builder’s All Risk” insurance covering the construction of the Tenant Improvements in an amount equal to the total of the hard and soft costs of such work, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease, as amended hereby, immediately upon completion thereof.

EXHIBIT B -5-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Should any policies expire during the time work is being done under this agreement, a renewal certificate shall be delivered to Landlord prior to the expiration date on such policy. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord,. All policies carried under this Section 4.2.2.3, except workers compensation, shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and “Landlord’s Representative”, as that term is defined below. All insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. All such insurance required of tenant and its Agents shall provide that it is primary insurance as respects the owner and Landlord’s Representative and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event that a defect or deviation exists that materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Buildings, the Building structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.2.5 Meetings. Commencing upon the date Tenant begins to plan any Phase of the Tenant Improvements, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor (once retained) regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment, if any.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of each Phase of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Buildings are located in accordance with the Civil Code of the State of California, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction of each Phase of the Tenant Improvements, (i) Tenant shall

EXHIBIT B -6-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

cause the relevant Architect and Contractor (x) to update the relevant Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction of the relevant Phase, (y) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, as hereby amended, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and electronic files) within ninety (90) days following Substantial Completion, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of each Phase of the Tenant Improvements, Landlord will acknowledge its approval of the relevant Phase of the Tenant Improvements (provided that such approval has been granted) by placing its signature on the relevant Contractor’s Certificate of Substantial Completion fully executed by the relevant Architect, the relevant Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

SECTION 5

MISCELLANEOUS

5.1 Intentionally Omitted.

5.2 Tenant’s Representative. Tenant will designate its sole representatives with respect to the matters set forth in this Tenant Work Letter in a written notice to Landlord, and such representatives shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3 Landlord’s Representative. Landlord has designated Project Management Advisors, Inc. (Luly Leon and Peter Fritz), as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4 Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of all Phases of the Tenant Improvements and such default remains uncured ten (10) days following Landlord’s notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby).

EXHIBIT B -7-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT C

BRITANNIA BIOTECH GATEWAY

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the building located at [INSERT BUILDING ADDRESS].

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

“Landlord”:

,
a

By:
Its:

Agreed to and Accepted as of , 200 .

“Tenant”:

a

By:
Its:

EXHIBIT C -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT D

BRITANNIA BIOTECH_GATEWAY

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant (provided that Landlord shall re-key the exterior locks in connection with the construction of the Tenant Improvements). Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. Intentionally Omitted.

3. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Intentionally Omitted.

5. Intentionally Omitted.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building which can be seen from outside the Premises without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request.

EXHIBIT D -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Intentionally Omitted.

12. Intentionally Omitted.

13. Intentionally Omitted.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums. Tenant will be allowed to bring bicycles into the Premises, but shall not store them in any common areas except in areas designated by Landlord for such purpose.

15. Intentionally Omitted.

16. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord commercially reasonable efforts to ensure the most effective operation of the Building’s heating and air conditioning system.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Intentionally omitted.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

EXHIBIT D -2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. Intentionally Omitted.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D -3-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT E

BRITANNIA BIOTECH GATEWAY

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of             , 20     by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                     floor(s) of the building located at [INSERT BUILDING ADDRESSES], certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. The Lease Commencement Date occurred on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Intentionally Omitted.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $         .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and to Tenant’s knowledge Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. No further rental concessions, allowances or brokerage commissions are due and owing under the Lease.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

EXHIBIT E -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the      day of             , 20    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E -2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT F

BRITANNIA BIOTECH GATEWAY

TENANT RESTORATION OBLIGATIONS

Landlord reserves the right, at its sole discretion, to require Tenant to remove the following Alterations, and restore the portion of the Premises affected by such removal to the condition existing prior to the performance of such Alterations (Tenant’s “Continuing Obligations” under Section 1.1.4 of the Lease):

•	Building 201; Modification of ceiling and doorway to accommodate fermentation tank, as set forth in Landlord’s 12/9/10 letter;

•	Building 225; Addition of freezer, as set forth in Landlord’s 3/16/11 letter;

•	Building 201; Installation of exterior signage, as set forth in Landlord’s 12/20/11 letter;

•	Building 201; Modifications to accommodate Pilot Plant, as set forth in Landlord’s 5/17/11 letter;

•	Building 225; Removal of fume hoods, as set forth in Landlord’s 6/30/11 letter;

•	Building 225; Conversion of vivarium to office, installation of doors, as set forth in Landlord’s 6/30/11 letter;

•	Building 225; Modifications to accommodate CEC extraction project, as set forth in Landlord’s 9/25/12 letter;

•	Buildings 201 and 225; Addition of process chiller and integrated controls, as set forth in Landlord’s 12/12/12 letter;

•	Building 225; Modifications to air handler #5, as set forth in Landlord’s 12/12/12 letter; and

•	Any other Alterations installed by or on behalf of Tenant in the Premises without Landlord’s consent.

EXHIBIT E -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT F-1

BRITANNIA BIOTECH GATEWAY

TENANT PERSONAL PROPERTY

With the following caveats, the attached list describes the personal property of Tenant which can be removed at any time during or at the end of the Term in accordance with Section 8.5:

•	Any biosafety hood/cabinet that is integrated into the Buildings (i.e. ducted to the outside, etc.) shall be a fixture and shall not be Tenant’s personal property. If a biosafety cabinet is not externally vented, it is Tenant’s personal property.

•	To the extent that autoclaves are industrial grade, built-in mechanisms (or have specifically designed pit, in-wall installations, etc.,) consistently found in laboratory facilities, they shall be fixtures and shall not be Tenant’s personal property; provided that Tenant may remove the autoclave it installed if it re-installs the autoclave which it removed, provided such re-installed autoclave is in good working order.

•	To the extent that building support equipment or system listed in the attachment provides service or utility to any space outside the Pilot Plant and that service or utility would be reduced or removed if Tenant were to remove item then that systems or equipment, they shall be fixtures and shall not be Tenant’s personal property (Chillers, DI water CDA systems in both Buildings included, except that the electric process boiler and Pilot Plant air compressor located in outside utility room shall be Tenant’s personal property, so long as said boiler and compressor do not reduce or remove the level of utility services outside of the Pilot Plant).

EXHIBIT E -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

BIOSAFETY HOODS	ID	SERIAL NUMBER	LOCATION
Biosafety Hood Baker B60ATS	8	64238	Strain room 429
Biosafety Hood baker SG400	6	SL27508	Strain room 431
Biosafety Hood Labonco 86213DS	5	60758550	Strain room 431
Biosafety Hood Nuaire 425-400	9	10588071101	Strain room 431
Biosafety Mood Baker B60ATS	7	66493	Strain room 432
Biosafety Hood Labonco 36209DS	2	20923996E	Strain room 432
Biosafety Hood Forma 1128	3	13730-663	Strain room 428
Biosafety Hood Nuaire 425-400	1	61701ACM	Strain room 428
Biosafety Hood Forma 1128	15	14246-51	Biolistic Lab
Biosafety Hood Labconco	12	101032495B	Media rm. 2-335
Biosafety Hood FORMA	13	16308-868	Media Room 2-235
Biosafety Hood Labconco 36209	14	010614975D	Media Room 2-235

Biosafety Hood Nuaire425-600	11	13378	Fermentation
Biosafety Hood Baker B60-ATS	4	64277	Fermentation
Biosafety Hood Nuaire 425-400	10	648585ACW	Media Room 1

AUTOCLAVES	ID	SERIAL NUMBER	LOCATION
Autoclave	1	10709912	Autoclave rm, 225
Steam Generator	1		back of the autoclave room
Autoclave	2	12319301	Autoclave rm, 225
Steam Generator	2		back of the autoclave room
Autoclave	3	30351120	Autoclave rm, 225

GLASS WASHERS	ID	SERIAL NUMBER	LOCATION
Glass Washers	1	8G060637	Autoclave Room
Glass Washers	2		Lyophilizer Room

Pilot Plant Equipment

Equipment Name	Equip #	Current Room Name
600-L Ferm	001	Ferm Reactor
600-L clean steam gen	002
Scale #1 for 600-L Ferm	001-A

EXHIBIT E -2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Scale #2 for 600-L Ferm	001-B
29-L Seed Ferm	003	Ferm Reactor
Seed fermclean steam gen	004	Ferm Reactor
1000-L Ferm	013	Ferm Lab Exp
Scale #1 for 1000-L Ferm	013-A	Ferm Lab Exp
Scale #2 for 1000-L Ferm	013-B	Ferm Lab Exp
100-L Tank	042	Ferm Lab Exp
30-L Tank	043	Ferm Lab Exp
330-L holding tank # 1	021	Recovery
Floor Scale for 330-L #1	021-A
40-L Seed Ferm	44	Ferm Lab
40-L Seed Ferm	45	Ferm Lab
Autoclave	005	2nd Floor
800-L Process Vessel # 1	006	Ferm Reactor
800-L Process Vessel # 2	008	Ferm Reactor
Jacket Heater # 1 (microtherms)	88	Various
Jacket Heater # 2 (microtherms)	89	Various
Heat Exchager (2-pass, 27 ft2)	46	Recovery
Buflovak 12” x 18” Drum Dryer (12” diam, 18” long)	019	Recovery
Floor Scale (cap. 500 kg)	47
Mass Spec	014	Ferm Reactor
Continuous Sterilizer (HTST)	009	Ferm Lab Exp
Thin-film evaporator	48	Ferm Lab Exp
Westfalia SB7 centrifuge	49	Recovery
Alfa Laval centrifuge VNPX 710SFD-34GL	50	Recovery
	51
TFF System	52	in storage
Heat Exchanger (4-pass, 8 ft2)	53	Recovery
550-L holding tank # 1	023	Recovery
550-L holding tank # 2	024	Recovery
330-L holding tank # 2	54	Recovery
Floor Scale for 330-L #2	55	Recovery
2000-L holding tank	041	Recovery
Homogeniizer / Bead Mill	026
Deli (2-door)	56
Freezer (minus 80 C)	57

EXHIBIT E -3-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Glassware Washer	58	2nd floor
Autoclave	59	2nd floor
Sink	60

Washdown Area	62
Sink	63
Electric Steam Boiler	64	Recovery
(Chromalax)
Walk-in Hood	028	Extraction Room
Taby Press	020	Extraction Room
Hammer Mill	65
Table-top mill / blender	66
Floor Scale	67
Oil Extraction System	68
Feed Bin/Mixer	69	Refining
Screw Conv. (mixer discharge)	70
Bucket Elevator	71
Conditioner	72	Refining
Screw Conv. (cond. dis)	73
Force Feeder	74	NOT USED
Screw Press	75	Refining
Cake Cooler	76	Refining
Cyclone	77
Rotary Valve	78
Exhaust Fan	79
Control Panel	80
Sink	81
Refining and Bleaching	035	Refining
Skid
Deodorizer Skid	037	Refining
(distillation column)
Centrifuge (Clara 20)	82
290L Portable Tank	83
Filter Press	84
Seepex Pump (for refining)	8500%	Refining
Seepex Pump (for recovery)	8600%	Recovert
Laminar Flow Hood	87
CIP (clean in place) system	038

EXHIBIT E -4-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT E -5-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

EXHIBIT G

BRITANNIA BIOTECH GATEWAY

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:	Solazyme, Inc.

Property Address:	201 & 225 Gateway Blvd., South San Francisco, CA 94080

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

Research & Development, including a small pilot scale facility, uses various strains of microalgae for fermentation and extraction development research.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Property?	Yes ☒ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐Explosives	☒Fuels	☒Oils
☒Solvents	☒Oxidizers	☒Organics/Inorganics
☒Acids	☒Bases	☐Pesticides
☒Gases	☐PCBs	☒Radioactive Materials
☐Other (please specify)

2-2.	If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
See inventories attached.

EXHIBIT G -1-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

See attached maps:

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☒ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☒Hazardous wastes	☒Industrial Wastewater
☒Waste oils	☐PCBs
☐Air emissions	☐Sludges
☐Regulated Wastes	☐Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

UN1993, Flammable liquids,	yes	Labs	~55gal	Heptane, methanol,	Offsite- remove by contract vendor

NA3077, Hazardous solid waste	Yes	Labs	~ (2) x 55 gal	Methanol, Toluene	Offsite – remove by contract vendor

UN2924 Flammable liquids, corrosive	Yes	Labs	~55gal	Isopropanol, sulfuric acid, ammonium hydroxide	Offsite- remove by contract vendor

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

EXHIBIT G -2-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
Ingenium	Milpitas, CA	Transporter	CAR000179747
Rineco	Benton, AZ	Disposal	ARD981057870

3-4. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?	Yes ☒ No ☐

3-5. If so, please describe.

Chemical hoods are in the labs. Secondary containments are used for all liquids. Acids and bases are neutralize to an acceptable pH range of 5-11.

4.0	USTS/ASTS

4.1	Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes ☐ No ☒

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐

If so, please attach a copy of the required permits.

4-4.	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

EXHIBIT G -3-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes ☐ No ☐

	For new tenants, are installations of this type required for the planned operations?	Yes ☐ No ☐

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☒

If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site?	Yes ☒ No ☐

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:	Binh Haynes

Title:	Manager, Lab Operations and EH&S

Date:	14/06/30

Telephone:	650.534.8166

EXHIBIT G -4-	[BRITTANIA BIOTECH GATEWAY] [Solazyme, Inc.]

ATTACHMENT B (FLOOR PLAN)

Figure 1. Floor Plan for the second floor – 201 Gateway Blvd

660 S.F.

Usable Area

Yellow Tenant	= 9,948 S.F.
Blue Tenant	= 7,593 S.F.
Common Area	= 3,160 S.F.

Rentable Area

Yellow Tenant	56%	= 11,718S.F.
Blue Tenant	44%	= 8,983 S.F.
Total 2nd Floor		= 20,701 S.F.

201 GATEWAY BLVD - 2nd FLOOR- EXISTING LAYOUT

14 April 2016

scale: $\frac{1}{16}$"=1'-0"

DGA planning | architecture | interiors

ATTACHMENT C - MODIFICATION POLICY

Audentes shall obtain Solazyme’s written consent prior to making any repair or modification to the Subleased Premises. It is expressly understood that Audentes shall not make any repair or modification to any operating system (including, but not limited to, HVAC, DI, electrical systems, plumbing systems, and house compressed air / vacuum) or cabling in the 201 Building without such prior written consent. To comply with the Master Lease between Britannia Gateway II Limited Partnership and Solazyme, Inc., regarding building modifications, maintenance and repairs for 201 Gateway Blvd., the following classifications of and procedures to be followed for repairs, modifications, and maintenance and procedures are to be implemented between Solazyme and Audentes:

I. For repairs and modifications resulting in costs less than or equal to $30,000:

a.	In addition to obtaining Solazyme’s written consent, Audentes shall notify Solazyme of any proposed repair or modification to the Subleased Premises at least five business days prior to the commencement of such repair or modification.

b.	Completed repairs and modifications may (at Solazyme’s election), be visually inspected by Solazyme or Solazyme’s contractor. Costs of inspection by contractor will be borne by Audentes.

II. For repairs and modifications resulting in costs greater than $30,000 and any repair or modification which compromise the integrity of the 201 Building, its systems, and/or are regulated by City, County, State, or Federal codes or ordinances, the following procedures are required:

a.	Thirty days prior to commencement of construction, Audentes shall submit a written proposal to Solazyme for approval regarding repairs and/or modifications to occupied areas. Proposal (the “Proposal”) must include:

•	Area to be repaired/modified

•	Purpose for proposal

•	Estimated cost

•	Proposed contractors/vendors

•	Estimated time to complete

b.	Solazyme will respond in writing as to its approval, disapproval or comments to the Proposal for repair/modification from Audentes within ten (10) days of receipt of the same. Work on the repairs/modifications will not commence until approval from Solazyme and/or, if required under the Master Lease, Master Lessor has been received and all necessary permits are in place.

c.	Prior to commencement of work and upon approval of work proposal, Solazyme will authorize an agreed upon architect to provide drawings at Audentes’s expense and copies to Solazyme of proposed work. In the event Audentes proposes its own architect Solazyme’s consent to the use of such architect shall not be unreasonably withheld. At Solazyme’s request, Audentes must provide proof of insurance by contractor/vendor, i.e. worker’s compensation and general liability.

d.	Audentes will be responsible for securing and paying for all necessary permits for the proposed work and ensuring that all inspections required to close out the permitting process are completed.

e.	Solazyme and Audentes will coordinate activities of contractors/vendors. Upon contractor/vendor completion of the proposed work, Solazyme will inspect the work to certify its completeness. Completed minor repairs may be visually inspected by Solazyme. However major and/or complex modifications may require the use of a Solazyme and/or Master Lessor selected contractor to certify the work, which work shall be contracted at market rates. In the event Audentes proposes its own contractor Solazyme’s consent to the use of such contractor shall not be unreasonably withheld. The reasonable cost for certification of completeness will be borne by Audentes. Examples of major modifications include, but are not limited to, any modification that compromises or potentially compromises the integrity of the building and/or its systems, i.e. penetration of firewalls, electrical, plumbing, and HVAC systems, and modifications that significantly impact building codes. If the work is found to be incomplete, Audentes will be responsible for its completion. Upon completion of repairs or modification, Audentes will provide Solazyme with final drawing and changes. Solazyme will provide the drawing and changes to its architect in order for the architect update the drawings of record. The architect will provide Solazyme and Master Lessor with updated drawings at Audentes’s cost.

f.	Solazyme will retain drawings of modifications for future reference should there be further changes requested by Audentes or for inspection by Master Lessor.

ATTACHMENT D – APPROVED HAZARDOUS SUBSTANCES

Trade Name	Common Name	Company	CAS No	Hazard	Physical State	Specific Gravity/ Density	Catalog No	Lot	Date Received	Who Rece	Storage	Amount	CisPro ID

1,3 Bis[Tris(hydroxymethyl)—methylamino]		TCI (Tokyo Chemical Industrial, Inc.)					R31057					3 (25 g)
0.5M EDTA pH 8.0		Amblon		Health Hazard	liquid		AM9260G	1501001			MolBio Cc	100mL
10% Pluronic F-68		GIBCO		non-hazardou	liquid		24040-032	1668849			MolBio Cc	100mL
10% SDS		Invitrogen		Harmful/lrrita	liquid		15553-027	1492362			MolBio Cc	4x100mL
1M TRIS HCL pH7.5		Life Technology		non-hazardou	liquid		15567-027	1650767			Genine sh	1000mL
1M TRIS pH 8.0		Ambion		Harmful/lrrita	liquid		AM9855G	15101001			Genine sh	100mL
1M Tris pH 8.0		Ambion		Harmful/lrrita	liquid		AM9855G	1501001			MolBio Common shelf Rm3119
1M TRIS-HCI pH 7.5		Ultra Pure			liquid		15567-027	1650767			????
2-Mercaptoethanol	2-Mercaptoetha	AMRESCO	60-24-2	Corrosive, To	liquid	1.14	0482-100ML	0564C311	4/14/2015	Xiao Liu	Jim Guo s	2 bottles	C002983
293 SFM II, Liquid		LifeTechnol	none			none	11686029	???	???	???	4 degree refrigerator
3M Sodium Acetate pH 5.5		Ambion		non-hazardou	liquid		AM9740	1503001			MolBio Common shelf Rm3119
Acetic acid	Glacial Acetic Ac	AMRESCO		Flammable, C	liquid	1.051	0714-500mL	???	???	???	RM 3203	500 mL	C002807
Acetic Acid	Glacial Acetic Ac	BDH		Flammable, C	liquid	1.051	BDH3092-500	???	???	???	RM 3203 acid and b		C002806
Acetonitrile		AMRESCO		flammable, h	liquid		K981				flammabl divided in		C002984, C002985
Albumin		AMRESCO										25 g	C003933
Ammonium acetate		Alfa Aesar	631-61-8	Harmful/lrrita	solid	1.17	A16343	10182283	4/13/2015	JB	Rm 31181	1000g	C002989
Ammonium Bicarbonate		JT Baker		Harmful/lrrita	solid	1.59	3003-01	0000103722			Rm 3118 chemical s		C002990
Ammonium formate		Alfa Aesar	540-69-2	Harmful/lrrita	solid	1.28	14517	R22A021	4/13/2015	JB	Rm 3118	250 g	C002991
BIS-TRIS propane		Sigma-Aldrich					BHG0005					100 g	C003939
Calcium Chloride, Dihydrate, Granular		JT Baker		Harmful/lrrita	solid	0.84	1336-01	00001000297			Rm 3118 chemical s		C002992
Calcium Phosphate		Invitrogen		no MSDS			44-0052	1660199			Genine shelf Rm3119
CD 293		LifeTechnol	none		bio materi	none	11913019	???	???	???	4 degree refrigerator
Cesium Chloride	CsCl	AMRESCO	7647-17-8	Harmful/lrrita	solid		0415	3325C067			MolBio Cc	l00g	C005087
Citric Acid Monohydrate		JT Baker					0115-05						C003911
Citric Acid trisodium salt dihydrate		AMRESCO					0101-1KG					1 KG
Clear Bath		SpectrumLabs.com		Corrosive, fla	liquid		105540	3276262			MolBio Common sh		C002987
Coomassie, Bio-Safe		Bio-Rad					161-0786					1 L + ~ 200 mL
Dimethyl sulfoxide	DMSO	ATCC					4-X					4 bottles of 5-mL
Dimethyl sulfoxide	DMSO	AMRESCO	67-68-5	Flammable, H	liquid	1.1	0231-500ML	3525C186	2/18/2015	Xiao Liu	MolBio Cc	1 bottle	C002805
Dimethyl sulfoxide	DMSO	JT Baker	67-68-5	Flammable, H	liquid	1.1	9033-04	0000096986	???	???	MolBio Common sh		C002986
Dulbecco’s Modified Eagle	DMEM	Invitrogen	none			none	11965126	???	???	???	4 degree refrigerator
EDTA [0.5M] pH8.0		Ambion					AM9260G					~ 25 mL
Ethidium Bromide Ultrapure		Invitrogen					100027642					4 vials
Ethidium Bromide	EtBr	Invitrogen	1239-45-8	Health Hazards			15585011				Genine shelf room 3119
Ethidium Bromide	EtBr	Fisher Bioscience					BP1302-10	142893			in JB_top drawer
Ethidium Bromide Green Bag Disposal Kit							2350-200					500 mg
Ethanol	EtOH	1BI Scientific					IB15720						C003495, C003496, C003497, C003498, C003494, C0038
Ethyl alcohol 200 Proof	Ethyl Alcohol	Decon Labor	64-17-5	Flammable, H	liquid	0.789	3916EA	17?417	3/31/2015	JG	Flammabl	1 bottle opened
Ethyl alcohol		Acros Organics					C1511-0010					1L	C004325
Ethanoamine HCI		Sigma Aldrich					E6133-100G					100 g	C005085
Etoposite, >= 98% powder		Sigma Aldrich					E1383-100MG					100 mg
EXOI293F Cells, 1ML		Life Technol	none			none	A14527	???	???	???	4 degree refrigerator
Expi293 Expression Medium		Life Technol	none			none	A1435101	???	???	???	4 degree refrigerator
Formaldehyde, 4% in PBS liquid		Alfa Aesar					J60401					250 mL
Formic Acid		Amresco	64-18-6				0961						C002809
Freestyle 293 Expression Medium		Life Technol	none			none	12338018	???	???	???	4 degree refrigerator
Freestyle 293-F cells		Life Technol	none			none	510029	???	???	???	4 degree refrigerator
Gentle Review Stripping Buffer		AMRESCO		Corrosive, Harmful/Irritant			N552	1824C168			MolBio Cc	500mL

Glycerol		Fisher Scientific										1 L	C003937
GLUTAMAX 1,100X		Life Technol	none			none	35050061	???	???	???	4 degree refrigerator
Guanidine Hydrochloride [7M]		Teknova					G0317				1000 mL
Guanidine Hydrochloride		AMRESCO		Harmful/lrrita	solid	1.4	M110-500G	1044C397			Rm 3118 chemical s		C002994
HEPES [1M] buffer soln. pH7.5 liquid		Alfa Aesar					J60712					500 ml + 150 ml
HEPES Free Acid		AMRESCO		Non-hazardo	powder	n/a	0511-IKG	3585C408			???		C003934
Hydrochloric acid	HCl	J.T. Baker	7647-01-0	Corrosive, ha	liquid		9385-01	???	???	??	RM 3203	500 ml	C002813
Hydroxyethyl Agarose	NuSieve, Low m	Lonza Rockla	none	non-hazardo	powder	1.49	50090	0000458857	???	???	Jim Guo s	125 g
Hydroxyurea		Sigma Aldrich					8627-10G					10 g	C005086
IHC antigen retrieval reagent (Tris-EDTA pH		Enzo		Harmful/Irritant
Isopropyl Alcohol	Isopropyl Alcohc	AMRESCO	67-63-0	Flammable, H	liquid	0.79	0918-500ML	1884C411	2/15/2015	Xiao Liu	Flammabl	4 bottles	C002801, C002802, C002803, C002804
Magnesium chloride MgCl2 [1M]		Ambion					AM9530G					100 mL
Methanol anhydrous		AMRESCO	67-56-1	Flammable, T	liquid	0.792	0323-500ML	2501C137	2/23/2015	Xiao Liu	Flammabl	2 bottles	C002799, C002800
Monoclonal Antibodies	???	Progen				???	???	???	???	???	??
MOPS		J.T. Baker		Harmful/Irrita	powder		4004-01	0000091219			Rm 3118	500g	C002995
L-Ornithine monohydrochloride		Sigma Aldrich										100 g	C005088
L-Citrulline		Sigma					C7629-100G
PEG 4000 50% (W/V)		Rigaku					1008059					250 mL
PEIPro	PEIpro@Transfe	Polyplus trar	none		liquid	none	115-010, 115-100-115-400,		??	??	4 degree refrigerator
Phenol Red Sodium Salt (ACS)		Fisher Science Education					S25465					10 g
Phosphate Buffer Saline (1X) PBS							MRGF-6230					1000 mL	2 bottles
Phosphate Buffer Saline (1X) PBS							21-040-CM					1 L	1 bottle
Phosphoric acid		EMD					PX0995P-5						C003267, C003268, C003269, C003270
Pluronic@ F-68,10% (100X)		Life Technol	none		liquid	none	24040032	???	???	???	4 degree refrigerator
Potassium phosphate dibasic solution (1M)		GBiosciences					786-487						1 L
Premoistened Alcohol/DI Clean Wipes		VWR/Contrc	none	Flammable, H	solid/liquid	0.86	21910-110		???	???	TC cabine	2 cases
Putrescine dihydrochloride		Sigma Aldrich										100 g	C005089
Rapid Block Solution 10x		AMRESCO		Health Hazard	liquid		M325-100ML 0354C098				MolBio Cc	100 mL
Ringer’s solution, lactate-buffered liquid +		20% Trizma base pH8.0											160211 NM
Sarkosyl solution 10%		Teknova										500 mL	C003938
SDS Run Buffer		Clear PAGE		Harmful/Irrita	liquid		FB50053					50mL
SeaKem LE Agarose		Lonza Rockland		non-hazardoL	powder		50005	0000459678			Genine sh	500g
Septihol Sterile		STERIS	none	Highly Flamm	liquid	none	6248-Y4	273034 13K4	???	???	Flammabl	3 bottles	C002810, C002811, C002812
Simply Blue Safe Stain		Invitrogen		Flammable	liquid		LC6060	1540666			Genine shelf Rm3119
Sodium Acetate Trihydrate		CalBiochem						7610				500 g	C003924, C003925, C003926
Sodium butyrate		Sigma Aldrich					1609-1000					l g	C005090
Sodium Chloride [5M]		Lonza					51202					~ 50 ml of 1 L
Sodium Chloride	NaCI	J.T. Baker	7647-14-5	harmful/irrita	solid	2.16	4058-05	0000094543			Rm 3118	2.5 kg	C002999
Sodium Hydroxide	NaOH	AMRESCO	1310-73-2	corrosive, dar	pellet		1310-73-2	1884C444			Rm 3118	500g	C002996
Sodium Hydroxide	NaOH	EMD	1310-73-2	corrosive	solid	2.13	SX0590-1	B0999069			Rm 3118	2 bottles/	C002997, C002998
Sodium Sarcosine		Sigma Aldrich										500 g	C005091
Sodium Lauroyl Sarcosine #8110		OmniPur										500 g
Sodium Phosphate, 0.5M buffer soln. pH7.(		Alfa Aesar					J63791					100 mL
Sodium phosphate, 0.2M buffer soln. pH7.(		Alfa Aesar					J63482					~ 250 mL of 1 L
Sodium Phosphate monobasic monohydrat		OmniPur										500 g
Sodium Phosphate monobasic monohydrate		0.2M buffer soln.					J63482					1 L
SSC buffer (20X) UltraPure		Invitrogen					1557-044					1000 mL
Sucrose Rnase Dnase Free		Amresco										1 kg	C003932
di-sodium hydrogen phosphate		EMD										1 kg	C003927
di-sodium hydrogen citrate sesquihydrate		Alfa Aesar										1000 g	C003928
Sucrose	RNAse & DNAse	AMRESCO	57-50-1	non-hazardo	Crystal			3535C109			Rm 3118	1 kg

TAE Buffer (50X)	TAE buffer, Accu	Lonza Rockla	none	Harmful/lrrita	liquid	1.02	51216	464578	???	??? Jim	Jim Guo s	1L bottle
TE Buffer pH7.0, 10 mM Tris, 1mM EDTA		Ambion					AM9061					50 mL
TE Buffer pH 8.0		Ambion		non-hazardou	liquid		AM9849	1501001			MolBio Co	500mL
TE (low EDTA)		Swift Biosciences					EC-TE-48					100 mL
Tetracycline hydrochloride		Corning Mediatech										5g	C003935, C003936
TGS Transfer Buffer		Clear PAGE-VWR		Harmful/irrita	liquid		FB82500	141211002			Genine sh	500mL
TGS Transfer Buffer		Clear PAGE-VWR		Harmful/irrita	liquid		FB82500	150108002			Genine sh	500mL
Trifluoroacetic acid FO		EMD	76-05-1	Corrosive, ha	liquid	1.48 g/cm	108178				RM 3203	acid and b	C002808
Tris [1M] pH8.0		Ambion										2 bottles (100-mL)
Tris-Glycine SDS Running Buffer (10X)		Novex (Life Tech)					LC2675					250 ml of 500-mL, 500 ml of 500-mL
Tris-HCI [1M]		Corning					46-030-CM					~ 1L
Trisodium Citrate anhydrous 99%		Beantown Chemical					216245					1 kg
Triton X-100	TR153	Spectrum	9002-93-1	harmful/lrrita	liquid	1.06-1.07	TR135-500ML	1EA0578			Jim Guo s	500mL	C002988, C003000
Trizma base solution 1.5M		Sigma-Aldrich					T1699-100mL					100 mL (3 bottles)
TrypLE Select Animal-Origin-Free Trypsin-Li		Life Technolo	none			none	12563011	???	???	???	4 degree refrigerator
Trypton Granulated		Fisher Scientific											C003916
Tween 20		Biotum		non-hazardou	liquid		22002	11T0906				50mL
Urea	Urea	AMRESCO	57-13-6	non-hazardou	powder	1.3	M123-1KG	1264C414			Rm 3118 chemical s		C003923
Various Cell Lines		ATCC							??	???	???
Water		WFI Quality		non-hazardou	liquid		25-055-CI	25055624			Genine shelf Rm3119
Water		WFI Quality			liquid		25-055-CN	25055615			MolBio Common shelf Rm3119
?????		Expedeon					HG73010	160218001		?????	????
Yeast Extract		GBiosciences										100 g	C003922

Material	Physical State	Usage	Amount	Number of Containers	Storage @ 201 Gateway	Hazard
Ethidium Bromide Green Bag Disposal Kit	solid	capture EtBr in solution	500 mg	1	A	no MSDS
Tetracycline hydrochloride	powder	antibacterial agent	5 g	1	A	Health Hazard/irritant
Ethidium Bromide Ultrapure	liquid	DNA stain dye	1 mL	4	C	Health Hazards
Rapid Block Solution 10x	liquid	protein assay	100mL	1	C	Health Hazard
Acetic acid	liquid	titration and buffer	500 mL	1	D	Flammable, Corrosive
Formic Acid	liquid	titration and buffer	100 mL	1	D	Health Hazard/corrosive/flammable
Hydrochloric acid	liquid	titration and buffer	500 ml	1	D	Corrosive, harmful/irritant
Phosphoric acid	liquid	titration and buffer	500 mL	2	D	corrosive
Trifluoroacetic acid FO	liquid	titration and buffer	50 mL	1	D	Corrosive, harmful/irritant
Sodium Hydroxide	solid	titration and buffer	500g	1	E	corrosive, danger
Sodium Hydroxide	solid	titration and buffer	500 g	2	E	corrosive
Gentle Review Stripping Buffer	liquid	buffer	500mL	1	F	Corrosive, Harmful/Irritant
Hydroxyethyl Agarose	powder	DNA electroporisis	125 g	1	F	non-hazardous
SDS Run Buffer	liquid	buffer	50mL	1	F	Harmful/Irritant
SeaKem LE Agarose	powder	DNA electroporisis	500g	1	F	non-hazardous
Simply Blue Safe Stain	liquid	protein staining dye	1 L	1	F	Flammable
SSC buffer (20X) UltraPure	liquid	buffer	1000 mL	1	F	non-hazardous
TAE Buffer (50X)	liquid	buffer	1 L	1	F	Harmful/Irritant
TGS Transfer Buffer	liquid	buffer	500mL	1	F	Harmful/irritant, Toxic
TGS Transfer Buffer	liquid	buffer	500mL	1	F	Harmful/irritant, Toxic
Tris-Glycine SDS Running Buffer (10X)	liquid	buffer	500 mL	2	F	Health Hazard/irritant
0.5M EDTA pH 8.0	liquid	Chelating reagent	100mL	4	I or H	Health Hazard, harmful/irritant
10% Pluronic F-68	liquid	non-ionic surfactant	100mL	1	I or H	non-hazardous
10% SDS	liquid	detergent for denature pro	100 mL	4	I or H	Harmful/Irritant
1M TRIS HCL pH7.5	liquid	buffer	1000mL	4	I or H	non-hazardous
1M TRIS pH 8.0	liquid	buffer	100mL	4	I or H	Harmful/Irritant
1M TRIS-HCI pH 7.5	liquid	buffer	100 mL	1	I or H	non-hazardous
EDTA [0.5M] pH8.0	liquid	Chelating reagent	~25 mL	1	I or H	non-hazardous
HEPES [1M] buffer soln. pH7.5 liquid	liquid	buffer	500 mL	1	I or H	non-hazardous
Phosphate Buffer Saline (1X) PBS	liquid	buffer	1000 mL	10	I or H	non-hazardous
Ringer’s solution, lactate-buffered liquid + 20% Trizma	liquid	buffer	1 L	1	I or H	non-hazardous
Sodium Phosphate, 0.5M buffer soln. pH7.0 liquid	liquid	buffer	100 mL	1	I or H	non-hazardous
Sodium phosphate, 0.2M buffer soln. pH7.0 liquid	liquid	buffer	1 L	1	I or H	non-hazardous
TE Buffer pH7.0, 10 mM Tris, 1mM EDTA	liquid	buffer	50 mL	1	I or H	non-hazardous

Material	Physical State	Usage	Amount	Number of Containers	Storage @ 201 Gateway	Hazard
TE Buffer pH 8.0	liquid	buffer	500mL	1	I or H	non-hazardous
TE (low EDTA)	liquid	buffer	100 mL	1	I or H	non-hazardous
Tris [1M] pH8.0	liquid	buffer	100 mL	2	I or H	Health Hazard/irritant
Tris-HCI [1M]	liquid	buffer	1 L	1	I or H	non-hazardous
1,3 Bis[Tris(hydroxymethyl)methylamino] propane	powder	buffer	25 g	3	J	non-hazardous
2-Mercaptoethanol	liquid	reduce protein disulfide bo	100 mL	2	J	Corrosive, Toxic, Harmful/Irritant, En
Acetonitrile	liquid	solvent	1 L	2	J	flammable, harmful/irritant
Albumin	powder	protein/antibody blocker	25 g	1	J	non-hazardous
Ammonium acetate	solid	buffer	1000g	1	J	Harmful/Irritant
Ammonium Bicarbonate	solid	buffer	500 g	1	J	Harmful/Irritant, Environment
Ammonium formate	solid	mobile-phase modifier in H	250 g	1	J	Harmful/Irritant
BIS-TRIS propane	powder	buffer	100 g	1	J	non-hazardous
Calcium Chloride, Dihydrate, Granular	solid	media supplement	500 g	1	J	Harmful/Irritant, Toxic, Health Hazard
Cesium chloride	solid	DNA purification/gradient	100g	1	J	Harmful/Irritant
Citric Acid Monohydrate	solid	buffer		1	J	harmful/irritant
Citric Acid trisodium salt dihydrate	solid	buffer	1 KG	1	J	non-hazardous
Clear Bath	liquid	sterilization	100 mL	1	J	Corrosive, flammable, harmful/irritar
Coomassie, Bio-Safe	liquid	protein staining dye	1 L	1	J	non-hazardous
Dimethylsulfoxide	liquid	Cell freezing medium	5 mL	4	J	Flammable, Harmful/Irritant
Dimethyl sulfoxide	liquid	Cell freezing medium	500 mL	1	J	Flammable, Harmful/Irritant
Ethanol	liquid	solvent/DNA purification	500 mL	4	J	Flammable, Harmful/Irritant
Ethyl alcohol 200 Proof	liquid	solvent/DNA purification	500 mL	1	J	Flammable, Harmful/Irritant
Ethyl alcohol	liquid	solvent/DNA purification	1 L	1	J	Flammable, Harmful/Irritant
Ethanoamine HCI	solid	surfactant	100 g	1	J	harmful/irritant
Formaldehyde, 4% in PBS liquid	liquid	fixative agent	250 mL	1	J	Health Hazard/corrosive/irritant
Glycerol	liquid	bacteria freezing medium	1 L	1	J	non-hazardous
Guanidine Hydrochloride [7M]	liquid	protein purification	1000 mL	1	J	Health Hazard/irritant
Guanidine Hydrochloride	solid	protein purification	500 g	1	J	Harmful/Irritant
HEPES Free Acid	powder	buffer	1 kg	1	J	Non-hazardous
Hydroxyurea	powder		10 g	1	J	Health hazard
Isopropyl Alcohol	liquid	solvent/DNA purification	500 mL	4	J	Flammable, Health Hazard, Harmful/I
Magnesium chloride MgCI2 [1M]	liquid	buffer	100 mL	1	J	non-hazardous
Methanol anhydrous	liquid	solvent	500 mL	2	J	Flammable, Toxic, Health Hazard, To
MOPS	powder	bacteria culture medium	500g	1	J	Harmful/Irritant

Material	Physical State	Usage	Amount	Number of Containers	Storage @ 201 Gateway	Hazard
L-Citrulline	solid	cell culture supplement	100 g	1	J	non-hazardous
PEG 4000 50% (W/V)	solid	surfactant	250 mL	1	J	non-hazardous
Phenol Red Sodium Salt (ACS)	solid	pH indicator	10 g	1	J	Health Hazard/irritant
Potassium phosphate dibasic solution (1M)	liquid	buffer	1 L	1	J	Health Hazard/irritant
Putrescine dihydrochloride	solid	catalyst	100 g	1	J	Health Hazard/irritant
Sarkosyl solution 10%	liquid	buffer	500 mL	1	J	non-hazardous
Sodium Acetate Trihydrate	solid	buffer	500 g	1	J	non-hazardous
Sodium butyrate	powder	buffer	1 g	1	J	Health Hazard/irritant
Sodium Chloride [5M]	liquid	buffer	1 L	1	J	non-hazardous
Sodium Chloride	solid	buffer	2.5 kg	1	J	harmful/irritant
Sodium Sarcosine	solid	anionic detergent	500 g	1	J	Health Hazard/irritant
Sodium Lauroyl Sarcosine #8110	solid	anionic detergent	500 g	1	J	Health Hazard/irritant
Sodium Phosphate monobasic monohydrate #8290	solid	buffer	500 g	1	J	Health Hazard/irritant
Sodium Phosphate monobasic monohydrate 0.2M buf	liquid	buffer	1 L	1	J	non-hazardous
Sucrose Rnase Dnase Free	powder	cell culture supplement	1 kg	1	J	non-hazardous
di-sodium hydrogen phosphate	solid	buffer	1 kg	1	J	non-hazardous
di-sodium hydrogen citrate sesquihydrate	solid	buffer	1000 g	1	J	non-hazardous
Sucrose	Crystal	cell culture supplement	1 kg	1	J	non-hazardous
Trisodium Citrate anhydrous 99%	solid	buffer	1 kg	1	J	non-hazardous
Triton X-100	liquid	detergent for cell lysis	500mL	1	J	harmful/irritant
Trizma base solution 1.5M	liquid	buffer	100 mL	3	J	Health Hazard/irritant
Trypton Granulated	solid	bacteria culture supplemer	500 g	1	J	non-hazardous
Tween 20	liquid	detergent for cell lysis	50mL	1	J	non-hazardous
Urea	powder	buffer	1 kg	1	J	non-hazardous
Yeast Extract	solid	bacteria culture supplemer	100 g	1	J	Health hazard/irritant
Liquid Nitrogen	liquid	freezing medium	22 L	1	K	non-hazardous
293 SFM II, Liquid	liquid	cell culture media	500 mL	10	K	non-hazardous
Dulbecco’s Modified Eagle Medium (DMEM) (1X), liqui	liquid	cell culture media	500 mL	10	K	non-hazardous
Expi293 Expression Medium	liquid	cell culture media	500 mL	10	K	non-hazardous
Freestyle 293 Expression Medium	liquid	cell culture media	500 mL	10	K	non-hazardous
GLUTAMAX 1, 100X	liquid	cell culture supplement	500 mL	2	K	non-hazardous
L-Ornithine monohydrochloride	powder	cell culture supplement	100 g	1	K	Health hazard
Septihol Sterile	liquid	sterile/disinfectant	500 mL	12	K	Highly Flammable, Irritant
TrypLE Select Animal-Origin-Free Trypsin-Like Enzyme	liquid	protease for cell culture	100 mL	3	K	non-hazardous
CO2 gas cylinders	gas	cell culture supplement	250 cu. ft.	4	K	inert gas

COMMENCEMENT MEMORANDUM

To: Audentes Therapeutics, Inc.

Date: May 4, 2016

Re:	Sublease dated April 21, 2016 between SOLAZYME, INC., a Delaware corporation, as “Sublessor”, and AUDENTES THERAPEUTICS, INC., a Delaware corporation, as “Subtenant”, for the Premises known as 201 Gateway Blvd, South San Francisco, further defined in the Sublease

Sublessor and Subtenant hereby confirm and agree that:

1.	That the Premises have been unconditionally accepted by Subtenant.

2.	The Commencement Date under the Sublease is May 4, 2016.

3.	The Rent Commencement Date under the Sublease is May 4, 2016.

AGREED AND ACCEPTED

SUBTENANT:	SUBLESSOR:

AUDENTES THERAPEUTICS, INC.	SOLAZYME, INC.

By:	By:	/s/ Tyler Painter
Name:	Name:	Tyler Painter
Title:	Title:	COO/CFO

COMMENCEMENT MEMORANDUM

To: Audentes Therapeutics, Inc.

Date: May 4, 2016

Re:	Sublease dated April 21, 2016 between SOLAZYME, INC., a Delaware corporation, as “Sublessor”, and AUDENTES THERAPEUTICS, INC., a Delaware corporation, as “Subtenant”, for the Premises known as 201 Gateway Blvd, South San Francisco, further defined in the Sublease

Sublessor and Subtenant hereby confirm and agree that:

1.	That the Premises have been unconditionally accepted by Subtenant.

2.	The Commencement Date under the Sublease is May 4, 2016.

3.	The Rent Commencement Date under the Sublease is May 4, 2016.

AGREED AND ACCEPTED

SUBTENANT:	SUBLESSOR:

AUDENTES THERAPEUTICS, INC.	SOLAZYME, INC.

By:	By:	/s/ Tyler Painter
Name:	Name:	Tyler Painter
Title:	Title:	COO/CFO